UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Graham Holdings Company

(Name of Registrant as Specified in its Charter)

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1300 NORTH 17TH STREET | ARLINGTON, VA 22209 | (703) 345-6300

March 24, 2022

TO OUR SHAREHOLDERS:

You are cordially invited to the 2022 Annual Meeting of Shareholders of Graham Holdings Company (the “Company”), which will be held at The Hamilton, 600 14th Street, N.W., Washington, DC 20005, on Thursday, May 5, 2022, at 8:30 a.m., Eastern Daylight Saving Time.

At the Company’s 2022 Annual Meeting of Shareholders (the “Meeting”), there will be a report on the Company’s activities, and Directors will be elected for the ensuing year. Shareholders will also vote to approve the Company’s 2022 Incentive Compensation Plan. In addition, the Class A Shareholders will have an advisory vote on whether to approve the compensation paid to the Company’s named executive officers for 2021.

It is important that your shares are represented at the Meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions in the enclosed Proxy.

Important Information About the Location of the Meeting

We expect the Meeting to take place in person, but if conditions relating to COVID-19 change as the time of the Meeting nears, we may conduct a virtual Annual Meeting. If we decide to take this step, we will announce it in advance as promptly as practicable. Details on how to participate will be issued by press release, posted on our website at www.ghco.com and filed with the U.S. Securities and Exchange Commission. Please monitor our website for updated information concerning the location of the Meeting and be sure to check the website prior to attending the Meeting. In the event the Meeting is held virtually, it will be important to retain the 15-digit control number set forth on your proxy card or voting instruction form in order to verify your identity when accessing the virtual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Sincerely yours,

DONALD E. GRAHAM

Chairman

GRAHAM HOLDINGS COMPANY

Notice of Annual Meeting of Shareholders — May 5, 2022

The 2022 Annual Meeting of Shareholders of Graham Holdings Company will be held at The Hamilton, 600 14th Street, N.W., Washington, DC 20005, on Thursday, May 5, 2021, at 8:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

2.	To approve the Company’s 2022 Incentive Compensation Plan.

3.	For the Class A Shareholders, on an advisory basis, to vote on whether to approve the compensation paid to the named executive officers of the Company for 2021.

4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 16, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

It is important that your shares are represented and voted at the Meeting. Please sign and return your Proxy at your earliest convenience. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions in the enclosed Proxy. You may revoke your Proxy at any time before it has been voted at the Meeting. You may vote in person at the Meeting even if you returned a Proxy, provided that you first revoke your previously voted Proxy.

Important Information About the Location of the Meeting

We expect the Meeting to take place in person, but if conditions relating to COVID-19 change as the time of the Meeting nears, we may conduct a virtual Annual Meeting. If we decide to take this step, we will announce it in advance as promptly as practicable. Details on how to participate will be issued by press release, posted on our website at www.ghco.com and filed with the U.S. Securities and Exchange Commission. Please monitor our website for updated information concerning the location of the Meeting and be sure to check the website prior to attending the Meeting. In the event the Meeting is held virtually, it will be important to retain the 15-digit control number set forth on your proxy card or voting instruction form in order to verify your identity when accessing the virtual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,

NICOLE M. MADDREY,

Secretary

March 24, 2022

Arlington, VA

GRAHAM HOLDINGS COMPANY

1300 North 17th Street, Suite 1700, Arlington, VA 22209

March 24, 2022

This Proxy Statement contains information relating to the 2022 Annual Meeting of Shareholders of Graham Holdings Company to be held at The Hamilton, 600 14th Street, N.W., Washington, DC 20005, on Thursday, May 5, 2022, at 8:30 a.m., Eastern Daylight Saving Time, or any adjournments thereof, for the purposes set forth in the accompanying Notice of the 2022 Annual Meeting of Shareholders. This Proxy Statement and the accompanying forms of Proxy and voting instructions are being delivered to shareholders on or about March 24, 2022. The Board of Directors of the Company is making this Proxy solicitation.

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 5, 2022. This Proxy Statement and the Annual Report to Shareholders are available at www.ghco.com.

QUESTIONS AND ANSWERS

Q:    What happens if a change to the location of the Annual Meeting is necessary due to exigent circumstances?

A:    As part of the Company’s precautions regarding COVID-19, we are planning for the possibility that we will conduct a virtual Annual Meeting. If we take this step, we will announce the decision to do so in advance as promptly as practicable. Details on how to participate will be issued by press release, posted on the Company’s website at www.ghco.com and filed with the U.S. Securities and Exchange Commission. Please monitor the Company’s website for updated information concerning the location of the Meeting and be sure to check the website prior to attending the Meeting. In the event the Meeting is held virtually, it will be important to retain the 15-digit control number set forth on your proxy card or voting instruction form in order to verify your identity when accessing the virtual Meeting. In the event the Meeting is held virtually, the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

Q:    What am I voting on?

A:    You are voting on the election of Directors for a term of one year. A Board of eight Directors is to be elected, five by the holders of Class A Common Stock, voting separately as a class, and three by the holders of Class B Common Stock, voting separately as a class. All Directors will hold office until the next Annual Meeting or until their respective successors shall have been elected and shall have qualified or as otherwise provided in the by-laws of the Company.

In the event that any nominee withdraws or for any reason is not able to serve as a Director and you have submitted a Proxy, Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas and Nicole M. Maddrey, acting as your proxies, may vote for such other person as the Board of Directors may nominate.

In addition, you are voting to approve the Company’s 2022 Incentive Compensation Plan.

If you are a holder of Class A Common Stock, you are also voting on whether to approve the compensation paid to the Company’s named executive officers for 2021. In accordance with rules of the U.S. Securities and Exchange Commission (the “SEC”), this vote is advisory in nature and non-binding.

Each of your shares entitles you to one vote with respect to each matter on which you may vote.

Q:    What are the voting recommendations of the Board?

A:    The Board recommends voting for each of the nominated Directors listed on the Proxy card. The Board knows of no reason that would cause any nominee to be unable to act or to refuse to accept nomination or election.

The Board also recommends voting for the approval of the Company’s 2022 Incentive Compensation Plan and the compensation paid to the Company’s named executive officers for 2021.

Q:    Will any other matters be voted on?

A:    We are not aware of any matters to be voted on other than the election of Directors, the approval of the Company’s 2022 Incentive Compensation Plan and the Class A Shareholder advisory vote on compensation paid to the Company’s named executive officers for 2021. If any other matter is properly brought before the Meeting and you have submitted a Proxy, Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas and Nicole M. Maddrey, acting as your proxies, will vote for you at their discretion.

Q:    How do I vote?

A:    There are four ways to vote:

•	By internet at www.investorvote.com. We encourage you to vote this way;
•	By toll-free telephone at 1-800-652-8683;
•	By completing and mailing your Proxy card; or
•	By written ballot at the Meeting.

If you vote by internet or telephone, your vote must be received by 5 p.m., Eastern Daylight Saving Time, on the day before the Annual Meeting. Your shares will be voted as you indicate. If you are a Class B Shareholder (other than as a participant in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock allocated to your account) and do not indicate your voting preferences, Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas and Nicole M. Maddrey, acting as your proxies, will vote your shares in favor of the applicable nominated Directors and to approve the Company’s 2022 Incentive Compensation Plan. If you are a participant in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock allocated to your account, please see the Question below, “How do I vote if I participate in one of the Company’s 401(k) plans?” Please note that for participants in these plans, your voting direction must be received no later than 11:00 p.m., Eastern Daylight Saving Time, on May 2, 2022, which is earlier than the time at which votes must be received for shares held outside of these plans.

If you are a Class A Shareholder and do not indicate your voting preferences, Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas and Nicole M. Maddrey, acting as your proxies, will vote your shares in favor of the applicable nominated Directors and for approval of the compensation paid to the Company’s named executive officers for 2021.

Q:    How do I vote if I participate in one of the Company’s 401(k) plans?

A:    As a participant in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock allocated to your account, you can direct the plan trustee how to vote Graham Holdings Company Class B Common Stock allocated to your account(s) on a proxy voting direction card, electronically through the internet or by telephone. These plans are the Savings Plan for Graham Holdings Company, the Kaplan, Inc. Tax Deferred Savings Plan for Salaried Employees and the 401(k) Savings Plan for GHC Affiliates (the “Plan(s)”). Vanguard Fiduciary Trust Company serves as the trustee (the “Plan Trustee”) with respect to the Class B Common Stock allocated to accounts in the Plans. If you do not provide timely direction to the Plan Trustee or if you submit a proxy voting direction card and do not indicate your voting preferences, shares allocated to your account(s) will be voted by the Plan Trustee in the same proportion to those shares allocated to accounts of participants for which timely direction was received, unless contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Plan participants may join the Annual Meeting, but may not vote Plan shares at the Annual Meeting. If you wish to vote, whether you plan to join the virtual Annual Meeting or not, you should direct the Plan Trustee how you wish to vote your Plan shares no later than 11:00 p.m., Eastern Daylight Saving Time, on May 2, 2022.

Q:    Who can vote?

A:    You can vote if you were a shareholder of record as of the close of business on March 16, 2022 (the “Record Date”). If you hold shares in street name, your broker, bank or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or internet voting options are available. You may not vote shares held in street name in person at the Meeting unless you have a Proxy executed in your favor by your broker, bank or other nominee.

Both Class A Shareholders and Class B Shareholders are entitled to vote on Proposal 1: Election of Directors and Proposal 2: Approval of the 2022 Incentive Compensation Plan. In accordance with the Company’s constitutive documents and under Delaware corporate law, only Class A Shareholders are entitled to vote on Proposal 3: Advisory Vote to Approve 2021 Compensation Awarded to Named Executive Officers.

If you are a participant in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock allocated to your account, you will be eligible to vote Class B Common Stock allocated to your account on Proposal 1: Election of Directors and Proposal 2: Approval of the 2022 Incentive Compensation Plan.

Q:    Can I change my vote?

A:    Yes. You can change your vote or revoke your Proxy at any time before the Meeting:

•	By entering a new vote by internet or telephone;
•	By returning a later-dated Proxy card; or
•	By voting in person at the Meeting, provided you first revoke your previously voted Proxy.

If you are a participant in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock and wish to change your vote or revoke your Proxy, you must do so no later than 11:00 p.m., Eastern Daylight Saving Time, on May 2, 2022, by instructing the Plan Trustee in a manner described in the Question “How do I vote if I participate in one of the Company’s 401(k) plans?” above.

Q:    What vote is required to approve a proposal?

A:    Directors will be elected by a plurality of the votes cast at the Meeting. This means that the five Class A Shareholder nominees receiving the highest number of votes cast and the three Class B Shareholder nominees receiving the highest number of votes cast shall be elected. You do not have the right to cumulate votes in the election of Directors. A properly executed Proxy marked “WITHHELD” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present at the Meeting.

The effectiveness of Proposal 2 to approve the Graham Holdings Company 2022 Incentive Compensation Plan requires only the favorable vote of a majority of the holders of Class A Common Stock present or represented at the Meeting. Nevertheless, the Board of Directors of the Company has determined to condition the effectiveness of the proposal on the favorable vote of a majority of the holders of Class A Common Stock present or represented at the Meeting and a majority of the holders of Class B Common Stock present or represented at the Meeting, voting as separate classes.

While Proposal 3 to approve the 2021 compensation awarded to the Company’s named executive officers is non-binding and advisory in nature, it will be approved only on the favorable vote of a majority of the Class A Shareholders present or represented at the Meeting.

Broker non-votes will have no impact on the voting results for any of the proposals presented at the Meeting, and abstentions will have the effect of a vote against Proposal 2 to approve the Company’s 2022 Incentive Compensation Plan and Proposal 3 to approve the 2021 compensation awarded to the Company’s named executive officers. Abstentions will be counted for purposes of determining whether a quorum is present. For participants in one of the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock allocated to your account, if no timely voting direction is received or if the proxy voting direction card is returned unsigned or if you submit a proxy voting direction card and do not indicate your voting preferences, the Plan Trustee will vote the shares allocated to the accounts in the same proportion to those shares allocated to accounts of participants for which timely direction was received, unless contrary to ERISA.

Q:    Who will count the vote?

A:    Computershare, the Company’s transfer agent and registrar, will count the vote. One of its representatives will be included among the persons authorized to certify the vote.

Q:    Who can attend the Meeting?

A:    All shareholders of record as of the close of business on March 16, 2022 can attend.

Q:    What do I need to do to attend the Meeting?

A:    To attend the Meeting, please follow these instructions:

•	If you vote by using the enclosed Proxy card, check the appropriate box on the card.
•	If you vote by internet or telephone, follow the instructions provided for attendance.
•	If a broker or other nominee holds your shares, bring proof of your ownership with you to the Meeting.

Seating at the Meeting will be on a first-come, first-served basis upon arrival at the Meeting. Recommended or required health and safety protocols related to COVID-19 will be posted upon arrival. Participants in the Company’s 401(k) plans with Graham Holdings Company Class B Common Stock may attend the Meeting, but may not vote Plan shares at the Meeting and should instead rely on the procedures described in the Question “How do I vote if I participate in one of the Company’s 401(k) plans?” above.

Q:    Can I bring a guest?

A:    No. The Meeting is for shareholders only.

Q:    What is the quorum requirement of the Meeting?

A:    A majority of the outstanding shares on March 16, 2022, constitutes a quorum for voting at the Annual Meeting, except that (i) for purposes of the election of five Directors by the holders of Class A Common Stock (Proposal 1), the vote to approve the 2022 Incentive Compensation Plan by the holders of Class A Common Stock (Proposal 2) and the advisory vote on whether to approve the compensation paid to the named executive officers of the Company in 2021 (Proposal 3), a quorum requires a majority of the outstanding shares of Class A Common Stock on March 16, 2022, and (ii) for purposes of the election of three Directors by the holders of Class B Common Stock (Proposal 1) and the vote to approve the 2022 Incentive Compensation Plan by holders of Class B Common Stock (Proposal 2), a quorum requires a majority of the outstanding shares of Class B Common Stock on March 16, 2022. If you vote, your shares will be part of the quorum. All Class B Common Stock allocated to the accounts of participants in one of the Company’s 401(k) plans will be voted and will be counted in determining a quorum, unless contrary to ERISA. Abstentions will be counted in determining the quorum. On March 16, 2022, there were 964,001 shares of Class A Common Stock and 3,943,130 shares of Class B Common Stock, in each case, outstanding and entitled to vote.

Q:    Who is soliciting Proxies?

A:    Solicitation of Proxies is being made by the Company’s management through the mail, at the Meeting, on the internet or by telephone, without any additional compensation being paid to such members of the Company’s management. The cost of such solicitation will be borne by the Company. In addition, the Company has requested brokers and other custodians, nominees and fiduciaries to forward Proxy cards and Proxy soliciting material to shareholders, and the Company will pay their fees and reimburse them for their expenses.

Q:    When are the shareholder proposals due for the Company’s 2023 Annual Meeting of Shareholders?

A:    Shareholder proposals submitted by shareholders entitled to vote on such matters, meeting the requirements of the SEC’s proxy rules, must be in writing, received by November 24, 2022, and addressed to the Secretary of the Company at 1300 North 17th Street, Suite 1700, Arlington, VA 22209. Shareholder proposals submitted by shareholders entitled to vote in such matters and submitted outside the processes of Rule 14a-8 of the Exchange Act must be submitted no later than February 7, 2023, to be considered a timely submission.

Holders of Class B Common Stock are entitled to vote for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Common Stock have not been, and will not be, included in the Company’s Proxy materials for the 2023 Annual Meeting of Shareholders.

Q:    What other information about Graham Holdings Company is available?

A:    The following information is available:

•

The Company maintains on its website, www.ghco.com, copies of the Annual Report on Form 10-K, the Annual Report to Shareholders, the Company’s Corporate Governance Guidelines, Statement of Ethical Principles, the Code of Business Conduct, the Audit Committee Charter, the Compensation Committee Charter and other information about the Company.

•

In addition, printed copies of the Annual Report on Form 10-K and the Annual Report to Shareholders, the Company’s Corporate Governance Guidelines, Statement of Ethical Principles, the Code of Business Conduct, the Audit Committee Charter and the Compensation Committee Charter will be furnished without charge (except exhibits) to any shareholder upon written request addressed to the Treasurer of the Company at 1300 North 17th Street, Suite 1700, Arlington, VA 22209.

Q:    Can I receive materials relating to the Meeting electronically?

A:    To assist the Company in reducing costs related to the Annual Meeting, shareholders who vote via the internet may consent to electronic delivery of mailings related to future annual shareholder meetings. The Company also makes its Proxy Statements and Annual Reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the internet, you may consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by the intermediary for instructions on how to consent to electronic distribution.

Q:     What is householding?

A:    Beneficial holders who share a single address may receive only one copy of the notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial holder at that address. This is known as householding. If any beneficial holder sharing a single address wishes to discontinue householding and/or receive a separate copy of the notice or the proxy materials, as the case may be, or wishes to enroll in householding, they should contact their broker, bank or other nominee directly. Alternatively, if any such beneficial holder wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon written request addressed to the Treasurer of the Company at 1300 North 17th Street, Suite 1700, Arlington, VA 22209.

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR BOARD OF DIRECTORS

The Company seeks Directors of the highest personal and professional ethics, integrity and business acumen who are committed to representing the long-term interests of the Company’s shareholders. In considering its composition, the Board considers the skills and experience of prospective nominees in the context of the needs of the Board and seeks Directors who are “independent” under applicable law and listing standards, despite being exempt from such requirement as a “controlled company.” The Company’s Corporate Governance Guidelines do not prescribe specific standards regarding the diversity of the Board, but the Board considers as a matter of practice the diversity of prospective nominees (including incumbent Directors), both culturally and in terms of the range of perspectives that the Board as a whole brings to its work. The following nominees for Director have established records of accomplishment in areas relevant to the Company’s strategy and operations and share characteristics identified in the Company’s Corporate Governance Guidelines and Statement of Ethical Principles as essential to a well-functioning deliberative body: honesty, integrity, independence, competence, diligence and commitment to the interests of all shareholders to build long-term shareholder value.

The Company is a diversified education and media company whose operations include educational services; television broadcasting; online, print and local TV news; manufacturing; home health and hospice care; automotive dealerships; and other businesses including a consumer internet company that builds creator-driven brands in lifestyle and home and art design categories, restaurants, a custom framing service company, a cybersecurity training company, a marketing solutions provider, and a customer data and analytics software company. The Company serves customers in a rapidly evolving, highly regulated, competitive and technologically advanced environment. The Directors’ expertise and experience encompass the areas of education, media, technology, marketing, international business and finance, journalism, law, government and public policy. All of the Directors have held senior positions as leaders of government or complex organizations (both for-profit and non-profit) and gained expertise in core management skills, such as strategy and business development, innovation, line operations, brand management, finance, compensation and leadership development, compliance and risk management. They have significant experience in corporate governance and oversight through their positions as senior executives and as Directors (or Trustees) of public companies and other institutions, and many have served as members of audit, compensation and governance committees at such companies or institutions, as well as at the Company. These skills and experience are pertinent to the Company’s current and evolving business strategies, as well as to the Board’s oversight role, and enable the Company’s Directors to provide diverse perspectives about the complex issues facing the Company.

The following biographies highlight specific qualifications, skills and experience of each of the Director nominees.

NOMINEES FOR ELECTION BY CLASS A SHAREHOLDERS

Thomas S. Gayner

Mr. Gayner, age 60, has served as Co-Chief Executive Officer of Markel Corporation, a publicly traded financial holding company headquartered in Glen Allen, VA, since January 2016. Prior to that, he served as President and Chief Investment Officer of Markel Corporation since May 2010. Mr. Gayner has served as a Director of the Company since January 2007. He is Chairman of the Audit Committee and a member of the Finance Committee. He served as a Director of Markel Corporation from 1998 to 2003 and since 2016. Previously, he was a certified public accountant at PricewaterhouseCoopers LLP and a Vice President of Davenport & Company of Virginia. Mr. Gayner serves on the Board of Directors of Cable ONE, Inc. and the Davis Series Mutual Funds and will serve until March 31, 2022, on the Board of Colfax Corporation. He also serves as a member of the Investment Advisory Committee of the Virginia Retirement System. Mr. Gayner brings to the Board the leadership, management oversight and financial skills gained in his role as a senior manager and Director of Markel Corporation. Through his educational background and experience as a senior officer of an asset management firm, Mr. Gayner has significant experience in public company financial reporting, accounting and financial control matters, as well as experience in the analysis of strategic investment opportunities.

Donald E. Graham

Mr. Graham, age 76, has served as Chairman of the Board of the Company since September 1993 and served as Chief Executive Officer from May 1991 until November 2015. Mr. Graham served as President of the Company between May 1991 and September 1993. He also was Publisher of The Washington Post newspaper for 21 years, a position he held between 1979 and 2000. Mr. Graham has been a Director of the Company since 1974 and is Chairman of the Executive

Committee and a member of the Finance Committee of the Board. By virtue of his ownership of 56.7% of the outstanding Class A Stock of the Company and additional voting rights as a trustee of a family trust, Mr. Graham effectively votes a total of 57.5% of the Class A shares. Mr. Graham was a Director of Facebook, Inc. from December 2008 until June 2015. Mr. Graham is a Trustee of the Federal City Council. He also serves as a Director of the Gates Policy Initiative and of the DC-College Access Program, where he stepped down as Chairman of the Board in January 2015, and he is a co-founder of TheDream.US. As a result of his substantial and long-standing shareholdings in the Company and his tenure in various executive roles at the Company, Mr. Graham provides a unique perspective to the Board about the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of the Company and its businesses. Mr. Graham is the father-in-law of Timothy J. O’Shaughnessy and an uncle of Katharine Weymouth, both of whom serve as members of the Board.

Timothy J. O’Shaughnessy

Mr. O’Shaughnessy, age 40, is President and Chief Executive Officer of Graham Holdings Company. He has served as a Director of the Company since November 2014 and is a member of the Finance and Executive Committees of the Board. Previously, he served as Chief Executive Officer of LivingSocial, which he co-founded in 2007. During his tenure, the e-commerce and marketing company grew sales to nearly $2 billion. Mr. O’Shaughnessy also worked at several media and technology companies, including AOL and Revolution Health. He is a graduate of Georgetown University and is an officer of the Federal City Council. He is married to Laura Graham O’Shaughnessy, a daughter of Donald E. Graham.

G. Richard Wagoner, Jr.

Mr. Wagoner, age 69, retired from General Motors Corporation (“GM”) in August 2009 after a 32-year career. He has served as a Director of the Company since June 2010 and is a member of the Audit Committee. Mr. Wagoner served as Chairman and Chief Executive Officer of GM from May 2003 through March 2009 and had been President and Chief Executive Officer since June 2000. Other positions he held at GM include Executive Vice President and President of North American Operations; Executive Vice President, Chief Financial Officer and Head of Worldwide Purchasing; and President and Managing Director of General Motors do Brasil. Mr. Wagoner is Chair of the Board of Invesco, Ltd., and a director of ChargePoint, Inc. and privately held Excelitas Technologies. In addition, he advises finance firms, start-ups and early-stage ventures. Mr. Wagoner is a member of the Duke University Health System’s Board of Directors and chairs the Duke Kunshan University Global Advisory Board. He is a Trustee Emeritus of Duke University and a former Board Chair, and served on the Virginia Commonwealth University Board of Visitors. He is an honorary member of the Mayor of Shanghai, China’s International Business Leaders Advisory Council. Through his leadership roles at GM and other activities, Mr. Wagoner has significant experience in general management, global business, marketing and advertising, finance, technology, procurement and management development, as well as with public company financial reporting obligations and corporate governance matters affecting organizations of comparable size and scope as the Company.

Katharine Weymouth

Ms. Weymouth, age 55, is the Chief Operating Officer of FamilyCare, a platform and community for parents of struggling and at-risk teens. Prior to that, she served as the Chief Operating Officer at DineXpert, now Chef Market, an on-demand marketplace for restaurants, beginning in 2018. Ms. Weymouth has been a Director of the Company since 2010 and currently serves on the Finance Committee and the Compensation Committee of the Board. Ms. Weymouth is a niece of the Chairman of the Board of the Company. Ms. Weymouth served as Publisher and Chief Executive Officer of The Washington Post, the newspaper division of The Washington Post Company, from 2008 through the end of 2014. Prior to becoming Publisher and Chief Executive Officer, Ms. Weymouth worked in various roles in the Post’s advertising department, including serving as vice president of the advertising department. She began her career as an attorney, working for four years in the legal office of The Washington Post in both print and digital after having worked for three years as a litigator at the law firm of Williams & Connolly LLP. Ms. Weymouth serves on the Board of Republic Services, Sequoia Mutual Fund and Cable ONE. She serves as a Trustee of the Philip L. Graham Fund and is the Chair of the Board for the Greater Washington Community Foundation.

NOMINEES FOR ELECTION BY CLASS B SHAREHOLDERS

Tony Allen

Dr. Allen, age 51, has served as the 12th President of Delaware State University, a public Historically Black Land Grant Research University founded in 1891, since January 2020. Prior to becoming President, Dr. Allen served as Provost beginning in June 2017. Dr. Allen led the Biden Presidential Inaugural Committee and served on the Advisory Board of the Biden Transition Team. Previously, Dr. Allen served as Managing Director, Corporate Reputation, at Bank of America from January 2006 until August 2017. He began his financial services career as an Executive Vice President at MBNA America. Dr. Allen is a member of the Economic and Community Advisory Council for the Federal Reserve Bank of Philadelphia, the founding President of the Metropolitan Wilmington Urban League, Principal Advisor to the James H. Gilliam Fund for Social Justice & Equity, Co-Founder of Public Allies Delaware, and Chair Emeritus of the National Urban Fellows. Dr. Allen is the recipient of numerous awards, including the Whitney M. Young Award for Advancing Racial Equality, the Excellence in Education Award given by the Delaware Barristers Association, and Lifetime Achievement Awards from the National Urban Fellows and Public Allies. Dr. Allen became a Director in February 2021. Dr. Allen brings an understanding of the higher education landscape, corporate operations and communications expertise and deep knowledge of the financial services sector to his work on the Board.

Christopher C. Davis

Mr. Davis, age 56, serves as Chairman of Davis Selected Advisers, NY, Inc., an investment counseling firm that oversees more than $27 billion in assets as of December 31, 2021, including mutual funds and institutional separate accounts. The firm employs a research-driven, long-term approach to investing. He has served as a Director of the Company since January 2006 and is a member of the Audit and Executive Committees of the Board and Chairman of the Finance Committee. Mr. Davis became lead independent Director in May 2011. Mr. Davis is also a Director and officer of a number of mutual funds advised by Davis Selected Advisers, LP, as well as other entities controlled by Davis Selected Advisers, LP, and a Director of The Coca-Cola Company, and Berkshire Hathaway Inc. Mr. Davis is a Director of the Hudson Highlands Land Trust, the Hudson Highlands Fjord Trail and a Trustee of the American Museum of Natural History, the Shelby Cullom Davis Charitable Fund and the Christopher C. Davis Fund. Mr. Davis brings financial and investment experience to the work of the Board, including particular experience in evaluating strategic opportunities, transactions and investments. Mr. Davis also has experience in public company financial reporting, accounting and compliance matters, as well as significant leadership and institutional organizational experience from his service on the boards of several non-profit organizations.

Anne M. Mulcahy

Mrs. Mulcahy, age 69, served as Chairman of the Board of Xerox Corporation from 2002 until 2010 and served as Chief Executive Officer from 2001 through June 2009. From May 2000 through July 2001, she was President and Chief Operating Officer of Xerox. Mrs. Mulcahy has served as a Director of the Company since January 2008. She is Chairman of the Compensation Committee and also serves on the Executive Committee. Mrs. Mulcahy began her Xerox career as a field sales representative and assumed positions with increasing responsibility in sales and senior management. She was Vice President for Human Resources before becoming Chief Staff Officer and later Corporate Senior Vice President. She is a Director of Johnson & Johnson, LPL Financial, and Williams-Sonoma, Inc. As a result of the various leadership roles in which she has served at Xerox Corporation, Mrs. Mulcahy has experience in the core management skills relevant to a global branded organization, including matters relating to strategic oversight and execution. Her experience in compensation, benefits, human resource strategy and management development provides an important perspective to the Board’s deliberations about those matters, particularly given the significant size of the Company’s workforce. As a Director of other public companies, Mrs. Mulcahy also has experience in governance matters affecting organizations of comparable size and scope as the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Board Committees

The standing committees of the Board are the Audit Committee, Compensation Committee, Finance Committee and Executive Committee.

Given the ownership structure of the Company and its status as a “controlled company” (see page 13), the Board does not have a nominating committee. Decisions on nominees to the Board are made through consultation among the Chairman of the Board and the other members of the Board. The Company has not utilized the services of any third party to assist in identifying and evaluating nominees.

Audit Committee

The functions of the Audit Committee include overseeing (i) management’s conduct of the Company’s financial reporting process (including the development and maintenance of systems of internal accounting and financial controls); (ii) the integrity of the Company’s financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of the Company’s outside auditor; (v) the performance of the Company’s internal audit function; (vi) the outside auditor’s annual audit of the Company’s financial statements; and (vii) the preparation of certain reports required by the rules and regulations of the SEC. A current copy of the Audit Committee’s Charter is available on the Company’s website, www.ghco.com; a copy of such Charter will be furnished without charge to any shareholder upon written request addressed to the Treasurer, Graham Holdings Company at 1300 North 17th Street, Suite 1700, Arlington, VA 22209.

Christopher C. Davis, Thomas S. Gayner (Chairman), G. Richard Wagoner, Jr. and Jack A. Markell (served until September 2021) served on the Audit Committee in 2021. The Board of Directors has determined that all members of the Audit Committee are non-employee, “financially literate,” “independent” Directors within the meaning of the New York Stock Exchange listing standards. None of the members of the Audit Committee has accepted, other than in his capacity as a Committee or Board member, any consulting, advisory or other compensatory fee from the Company or its affiliates, and none of the members of the Audit Committee has a material relationship with the Company.

The Board has determined that Thomas S. Gayner has the requisite background and experience to be (and is) designated an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K due to his extensive experience, as discussed under “Proposal 1: Election of Directors.” In addition, the Board has determined that all of the members of the Audit Committee are well grounded in financial matters and are familiar with generally accepted accounting principles. All of the members of the Audit Committee have a general understanding of internal controls and procedures for financial reporting, as well as an understanding of audit committee functions. To the extent that matters come before the Audit Committee that involve accounting issues, the members of the Audit Committee consult with and rely on management, in addition to external experts, such as the Company’s independent registered public accountants, PricewaterhouseCoopers LLP. In addition, the Audit Committee has authority to obtain advice from internal or external legal or other advisors.

The Audit Committee held seven meetings in 2021.

Compensation Committee

The functions of the Compensation Committee include (i) reviewing and approving the compensation of the Company’s Chief Executive Officer and President and other members of senior management and the Board (including, among other elements of compensation, annual base salary, annual incentive opportunities and long-term incentive opportunities); (ii) overseeing the administration and determination of awards under the Company’s compensation plans; (iii) preparing any report on executive compensation required by the rules and regulations of the SEC; (iv) reviewing the Company’s Diversity, Equity and Inclusion (DEI) strategy and initiatives to provide oversight and advice as the Company seeks to carry out its DEI goals; and (v) performing a risk assessment of the Company’s compensation plans. A current copy of the Compensation Committee’s Charter is available on the Company’s website, www.ghco.com; a copy of such Charter will be furnished without charge to any shareholder upon written request addressed to the Treasurer, Graham Holdings Company at 1300 North 17th Street, Suite 1700, Arlington, VA 22209.

Anne M. Mulcahy (Chairman) and Katharine Weymouth served on the Compensation Committee in 2021, along with Tony Allen beginning in September 2021, and Lee Bollinger and Larry Thompson until their retirement in May 2021. All members of the Compensation Committee are non-employee Directors and have been determined to be “independent” within the meaning of the listing requirements of the New York Stock Exchange applicable to service on compensation committees.

The Compensation Committee held six meetings in 2021.

Finance Committee

The functions of the Finance Committee include (i) reviewing with management the capital needs of the Company and (ii) considering and making recommendations to the Board related to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters.

Christopher C. Davis (Chairman), Thomas S. Gayner, Donald E. Graham, Timothy J. O’Shaughnessy and Katharine Weymouth served on the Finance Committee in 2021.

The Finance Committee held one meeting in 2021.

Executive Committee

The Executive Committee has exercised and may exercise all of the powers of the Board that may be delegated by law in the management of the business and affairs of the Company and exercises the authority of the Board between meetings.

Christopher C. Davis, Donald E. Graham (Chairman), Anne M. Mulcahy and Timothy J. O’Shaughnessy served on the Executive Committee in 2021.

The Executive Committee held no meetings in 2021.

Meeting Attendance

The Board held a total of six meetings in 2021. Each Director attended at least 75% of the meetings of the Board and the Committees of the Board on which the Director served.

The Board does not have a policy of requiring Directors to attend annual meetings of shareholders and leaves it at the discretion of each Director as to whether he or she will attend the Meeting. In addition to the Chairman, nine Directors joined the 2021 Annual Meeting of Shareholders.

Director Compensation

During 2021, non-employee Directors received the following annual payments:

•	$150,000 as a cash retainer; and

•	reimbursement of out-of-pocket expenses for the meetings attended.

Each non-employee Chair of a Committee of the Board received an additional $20,000 annual retainer for such service. Members of the Audit Committee received an additional $20,000 annually for their service on that committee. Employee Directors received no compensation for serving on the Board.

The total 2021 compensation of non-employee Directors is shown in the following table:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tony Allen	$150,000	—	—	$150,000
Lee C. Bollinger	75,000	—	—	75,000
Christopher C. Davis	190,000	—	—	190,000
Thomas S. Gayner	190,000	—	—	190,000
Jack A. Markell	170,000	—	2,000(1)	172,000
Anne M. Mulcahy	170,000	—	—	170,000
Larry D. Thompson	75,000	—	—	75,000
G. Richard Wagoner, Jr.	170,000			170,000
Katharine Weymouth	150,000	—	—	150,000

(1)	Charitable contribution made pursuant to the Company’s matching gift program.

The Company has in place a voluntary Deferred Compensation Plan for Directors of the Company. The Company closed the Deferred Compensation Plan to new participants and new deferrals for existing participants as of December 2015. This plan provided an opportunity for participants to elect to defer the receipt of either all or a portion of the fees received for service as a Director. Elections to defer had to be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment funds (based on the funds available under the Company’s 401(k) plan). None of the deferred amounts was credited with above-market interest. Deferred amounts are payable upon separation from service or such other future date as specified by the participant at the time of election. The Company does not provide stock awards, option awards or other equity or non-equity incentive compensation to non-employee Directors.

“Controlled Company”

The descendants of Katharine Graham (including the Company’s Chairman of the Board) and trusts for the benefit of those descendants own the majority of the shares of Class A Common Stock and have the right to vote for 70% of the Board of Directors; thus the Company is a “controlled company” for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual. As a “controlled company,” the Company is exempt from certain governance requirements, including the requirement that it have a nominating/corporate governance committee, and the Company does not deem it necessary to have such a committee. The Company does not have a procedure by which shareholders may recommend nominees to the Board, given the Company’s ownership structure. Notwithstanding the fact that as a “controlled company,” the Company is not required to have a Board of Directors that comprises a majority of “independent” directors, the Board has determined that current members Tony Allen, Christopher C. Davis, Thomas S. Gayner, Anne M. Mulcahy, G. Richard Wagoner, Jr. and Katharine Weymouth (who, together, constitute a majority of the Board) are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual. In reaching this conclusion, the Board considered commercial relationships with companies at which Directors or their family members served as outside directors or executive officers. These relationships involved the Company’s purchases of services in the ordinary course of business that were made on arm’s-length terms under circumstances and in amounts that did not affect the relevant Directors’ independence.

Meetings of the Non-Management Directors

The listing requirements of the New York Stock Exchange call for the non-management Directors of the Company to meet regularly in executive session without management. The Board has appointed Christopher C. Davis as Lead Independent Director and has authorized him to preside at the executive sessions. The non-management Directors met in executive session two times in 2021 and expect to meet in executive session in 2022 as appropriate.

Compensation Committee Interlocks and Insider Participation

Anne M. Mulcahy and Katharine Weymouth served as members of the Compensation Committee in 2021. Dr. Allen joined the Committee in September 2021. Mrs. Mulcahy and Dr. Allen have never been employees of the Company. Katharine Weymouth was employed at The Washington Post as CEO and Publisher until its sale on October 1, 2013. No executive officer of the Company serves on the compensation committee of any other entity that has, or has had, one or more of its executive officers serving on the Company’s Board of Directors.

Board Leadership Structure and Role in Risk Oversight

While as a “controlled company,” the Company is not legally required to have a majority of independent Directors, the majority of the Board, in fact, comprises independent Directors who act as an effective counterbalance to Mr. Graham, Chairman of the Board, and Mr. O’Shaughnessy, President and Chief Executive Officer. The Board also appoints a Lead Independent Director and Christopher C. Davis serves in this capacity. The Lead Independent Director typically chairs executive sessions of Board meetings and consults with Messrs. Graham and O’Shaughnessy and senior management regarding issues to be included in Board meeting agendas. The Lead Independent Director is also expected to collaborate with Mr. O’Shaughnessy in reviewing key operational and other matters and to act as a liaison between Messrs. Graham and O’Shaughnessy and the independent Directors.

The Board as a whole actively considers strategic decisions proposed by management, including matters affecting the business strategy and competitive and financial positions of the Company, and monitors the Company’s risk profile. Board meetings are focused on strategic matters affecting major areas of the Company’s business, including operational, execution and competitive risks and risk management initiatives. The Board fulfills certain risk oversight functions through its standing committees. For example, the Finance Committee reviews and makes recommendations to the Board related to major acquisitions or dispositions, including with respect to attendant risks, and the Compensation Committee addresses the risk profile of the Company’s compensation program and arrangements. The Audit Committee also plays a key role in risk oversight, particularly with respect to financial reporting, accounting and compliance matters.

Risk oversight activities are supported by internal reporting structures that aim to surface directly to the Board key matters that can affect the Company’s risk exposures. For example, the head of the Company’s internal audit function reports directly to the Audit Committee. The Company has also established a management-level Compliance Committee that reports periodically to the Audit Committee about regulatory risks affecting the Company’s education businesses, as well as a Disclosure Controls Committee, chaired by the General Counsel, that reports directly to the Audit Committee on certain matters relating to the Company’s public disclosures.

Communicating with Directors

Interested parties may communicate concerns to the Lead Independent Director or to the other Directors of the Company through NAVEX Global, the Company’s third-party-managed hotline, via telephone at 1-866-687-8972 or online at ghco.ethicspoint.com.

STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information in the following two tables relates to each person who, on February 1, 2022, was a “beneficial owner” (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company’s Class A or Class B Stock and to the stock holdings of Directors and officers. Under the proxy rules, a person is deemed to be the “beneficial owner” of stock if such person has (or shares) either investment power or voting power over such stock or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security that is convertible into such stock. A substantial number of shares of the Company’s Class A and Class B Common Stock are held in trusts or subject to other agreements that provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a “beneficial owner” of the shares so held. Furthermore, in many cases, such persons do not include the beneficiary of the trust who, although not deemed to be a “beneficial owner” in the absence of voting or investment power over the shares, is nevertheless shown below as a “beneficial owner” because of the beneficiary’s economic interest in the shares. In addition, since all of the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each “beneficial owner” of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a “beneficial owner” of the same number of shares of Class B Stock. In indicating below a person’s “beneficial ownership” of shares of Class B Stock, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a “beneficial owner.” For these reasons, there is substantial duplication in the numbers of shares and percentages shown in the following table.

Principal Holders of Stock

Shares (%)
Name and Address of Beneficial Owner	Class A Stock	Class B Stock
Donald E. Graham(a)	546,311 (56.7%)	561,102 (14.2%)*
1300 North 17th Street, Suite 1700
Arlington, VA
Timothy J. O’Shaughnessy(b)	51,326 (5.3%)	186,543 (4.7%)
1300 North 17th Street, Suite 1700
Arlington, VA
Elizabeth G. Weymouth(c)	237,625 (24.6%)	284,263 (7.2%)*
1300 North 17th Street, Suite 1700
Arlington, VA
Daniel L. Mosley(d)	950,501 (98.6%)	1,006,270 (25.5%)*
825 Eighth Avenue
New York, NY
BlackRock, Inc.(e)	—	468,408 (11.7%)
55 East 52nd Street
New York, NY
The Vanguard Group(f)	—	360,885 (9.1%)
100 Vanguard Boulevard
Malvern, PA
Southeastern Asset Management, Inc.(g)	—	299.868 (7.5%)
6410 Poplar Avenue, Suite 900
Memphis, TN
Dimensional Fund Advisors LP(h)	—	263,111 (6.6%)
6300 Bee Cave Road, Building One
Austin, TX

*   The calculations set forth in this table relating to percentage ownership of Class B Stock for Messrs. Graham and Mosley and Mrs. Weymouth include shares of Class B Stock issuable upon conversion of shares of Class A Common Stock.

(a)

According to information as of February 1, 2022, and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting and investment power, 333,481 (34.6%) shares, which includes 150,469 shares in a trust that Mr. Donald Graham has the power to amend or revoke and 183,012 shares in certain trusts for which Mr. Donald Graham is a co-trustee and can exercise a casting vote; sole voting and shared investment power, 116,830 (12.1%) shares; and shared voting and investment power, 96,000 (10.0%) shares, each of which excludes the previously referenced 183,012 shares, in certain trusts for which Mr. Donald Graham is a co-trustee and can exercise a casting vote.

Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting and investment power, 4,131 (less than 1%) shares which includes 3,087 shares in a trust that Mr. Donald Graham has the power to amend or revoke and 1,044 shares in certain trusts for which Mr. Donald Graham is a co-trustee and can exercise a casting vote; shared voting and investment power, 10,660 (less than 1%) shares, which excludes the previously referenced 1,044 shares in certain trusts for which Mr. Donald Graham is a co-trustee and can exercise a casting vote; and 546,311 (13.9%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham. Includes 60 shares held by Mr. Graham’s spouse.

(b)

Class A Stock includes 2,700 shares held by Mr. O’Shaughnessy’s spouse and 48,626 shares held in a trust for Mr. O’Shaughnessy’s spouse. Class B Stock includes 4,099 shares held by Mr. O’Shaughnessy’s spouse and 5,600 shares held in trusts for the benefit of Mr. O’Shaughnessy’s spouse and children. He is a trustee but not a beneficiary of such trusts and disclaims beneficial ownership. Class B stock includes 112,876 shares Mr. O’Shaughnessy has the right to purchase, pursuant to stock options, and 51,326 (1.3%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. O’Shaughnessy.

(c)

According to information as of February 1, 2022, and available to the Company, Mrs. Elizabeth Weymouth has voting and investment power with respect to shares of Class A Stock as follows: shared voting and investment power, 168,000 (17.4%) shares. In addition, Mrs. Weymouth, as the beneficiary of a trust (even though she has no voting or investment power with respect thereto), is deemed to be the beneficial owner of 69,625 (7.2%) shares of Class A Stock. In addition, Mrs. Elizabeth Weymouth has shared voting and investment power with respect to 43,363 (1.1%) shares of Class B stock. In addition, Mrs. Weymouth, as the beneficiary of a trust (even though she has no voting or investment power with respect thereto), is deemed to be the beneficial owner of 3,275 (less than 1%) shares of Class B Stock.

(d)

According to information as of February 1, 2022, and available to the Company, Mr. Daniel Mosley, as a trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: sole voting and investment power 26,250 (2.7%) shares; shared voting and sole investment power, 194,505 (20.2%) shares; shared voting and investment power 516,916 (53.6%) shares, which includes 150,469 shares in a trust for which Mr. Daniel Mosley is a co-trustee with Mr. Donald Graham and Mr. Donald Graham has the power to amend or revoke and 183,012 shares in certain trusts for which Mr. Daniel Mosley is a co-trustee with Mr. Donald Graham and Mr. Donald Graham can exercise a casting vote; and sole voting and shared investment power, 212,830 (22.1%) shares. In addition, Mr. Mosley has voting and investment power, with respect to shares of Class B Stock as follows: shared voting and investment power 55,769 (1.4%) shares, which includes 3,087 shares in a trust for which Mr. Daniel Mosley is a co-trustee with Mr. Donald Graham and Mr. Donald Graham has the power to amend or revoke and 1,044 shares in certain trusts for which Mr. Daniel Mosley is a co-trustee with Mr. Donald Graham and Mr. Donald Graham can exercise a casting vote. The holdings of Class B Stock recorded for Mr. Mosley include 950,501 (24.1%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Mosley as a Trustee of various trusts.

(e)

According to a Schedule 13G/A filed on January 27, 2022, BlackRock, Inc. (“BlackRock”), a parent holding company or control person, was deemed to be the beneficial owner of 468,408 (11.7%) shares of Class B Stock. According to the Schedule 13G/A, BlackRock has sole voting power over 439,334 shares and sole dispositive power over 468,408 shares.

(f)

According to a Schedule 13G/A filed on February 10, 2022, The Vanguard Group (“Vanguard”), an investment adviser, was deemed to be the beneficial owner of 360,885 (9.1%) shares of Class B Stock. According to the Schedule 13G/A, Vanguard has sole voting power over no shares, shared voting power over 3,459 shares, shared dispositive power over 7,044 shares, and sole dispositive power over 353,841 shares.

(g)

According to a Schedule 13G/A filed on February 14, 2022, Southeastern Asset Management, Inc. (“Southeastern Asset”), an investment adviser, was deemed to be the beneficial owner of 299,868 (7.5%) shares of Class B Stock. According to the Schedule 13G/A, Southeastern Asset has sole voting power over 45,046 shares; shared voting power over 147,393 shares; no voting power over 107,429 shares; sole dispositive power over 151,246 shares; and shared dispositive power over 148,622 shares. The Schedule 13G/A was filed jointly with Longleaf Partners Small-Cap Fund (an investment company), which has sole voting over 45,046 shares; shared voting power over 147,393; no voting power over 107,429 shares; shared dispositive power over 148,622 shares, according to the Schedule 13G/A. The Schedule 13G/A was also filed jointly with Mr. O. Mason Hawkins, Chairman of the Board of Southeastern Asset, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with, or ownership of, its voting securities.

(h)

According to a Schedule 13G/A filed on February 8, 2022, Dimensional Fund Advisors LP (“Dimensional Fund”), an investment adviser, was deemed to be the beneficial owner of 263,111 (6.6%) shares of Class B Stock. According to the Schedule 13G/A, Dimensional Fund has sole voting power over 258,857 shares and sole dispositive power over 263,111 shares.

The table below, which is based on information furnished to the Company by its Directors and officers, shows as of February 1, 2022, for each person nominated for election as a Director, each named executive officer and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock “beneficially owned” (as defined in the Securities and Exchange Commission proxy rules) and, in the case of each nominee for election as a Director, the nature of such “beneficial ownership.” For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is substantial duplication in the numbers of shares and percentages shown in the following table.

Holdings of Directors and Officers*

	Shares (%)
	Class A		Class B(a)
Tony Allen^	—		—
Wallace R. Cooney+(c)	—		4,032	(b)
Christopher C. Davis^	—		5,000	(b)
Thomas S. Gayner^(d)	—		5,400	(b)
Donald E. Graham^(e)	546,311	(56.7%)	561,102	(14.2%)
Jacob M. Maas+(f)	—		3,936	(b)
Nicole M. Maddrey+	—		3,247	(b)
Anne M. Mulcahy^	—		204	(b)
Timothy J. O’Shaughnessy^+(g)	51,326	(5.3%)	186,543	(4.7%)
Andrew S. Rosen+(h)	—		39,936	(1.0%)
G. Richard Wagoner, Jr.^(i)	—		1,000	(b)
Katharine Weymouth^	—		2,549	(b)
All directors and executive officers as a group, eliminating duplications (14 individuals)(j)	597,637	(62.0%)	808,409	(20.5%)

*  Unless otherwise indicated, the Directors and officers listed have sole voting and investment power with respect to such securities. None of the securities has been pledged as security.

^	Director

+	Named Executive Officer

(a)	Includes 964,001 shares of Class B Stock issuable upon conversion of shares of Class A Stock.

(b)	Less than 1%.

(c)	Includes 1,332 shares Mr. Cooney has the right to purchase, pursuant to stock options.

(d)	Includes 5,200 shares of Class B Stock held for the account of a number of beneficial owners in which Mr. Gayner disclaims beneficial ownership.

(e)	See Table of “Principal Holders of Stock” on page 14.

(f)

Includes 2,000 shares Mr. Maas has the right to purchase pursuant to stock options. Does not include 1,000 restricted stock units granted to Mr. Maas that are subject to a price-based vesting condition because the condition may not necessarily be satisfied within 60 days of February 1, 2022. In addition, following satisfaction of such price-based condition, Mr. Maas is eligible for vesting of additional restricted stock units with respect to Class B shares in 1,000 share increments if additional price-based vesting conditions are met on or before December 31, 2027, which are also not reflected in the table above because the applicable price-based vesting conditions cannot be satisfied within 60 days of February 1, 2022 since they require achieving a specified share price over 90 consecutive calendar days.

(g)	See footnote (b) to the Table of “Principal Holders of Stock” on page 14.

(h)

Includes 3,000 shares of Class B Common Stock held in a family trust. Mr. Rosen disclaims beneficial ownership of the securities held by the trust. In addition to the stock set forth above, Mr. Rosen holds 7,206 shares of Kaplan stock, which represents less than 1% of the total outstanding stock of Kaplan, Inc.

(i)	Shares are held in a revocable trust.

(j)

Includes 122,325 shares of Class B Stock, which Directors and executive officers have the right to purchase, pursuant to stock options, and shares of restricted stock awarded to executive officers in accordance with the Graham Holdings Company Incentive Compensation Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with SEC initial reports of ownership and reports of changes in ownership of Class B Stock. Based upon information furnished by these persons, we believe that all required filings for 2021 were made in a timely manner, except for a Form 4 filed on behalf of Ms. Stonesifer that was not filed on a timely basis to report shares purchased in December 2021.

PROPOSAL 2: APPROVAL OF THE GRAHAM HOLDINGS COMPANY 2022 INCENTIVE COMPENSATION PLAN

The Board adopted, subject to shareholder approval, the Graham Holdings Company 2022 Incentive Compensation Plan (the “2022 Plan”) on February 23, 2022. The Board believes that the 2022 Plan is integral to the Company’s compensation strategies and programs and promotes the interests of the Company and its shareholders by:

•	Attracting and retaining key employees and Directors;

•	Providing these individuals with an additional incentive to continue in the service of the Company and work to increase the value of the Company’s Common Stock; and

•

Providing these individuals with a stake in the Company’s future that corresponds to the stake of its shareholders and incentivizes pursuing the long-term growth, profitability and financial success of the Company.

The following is a summary of the material terms of the 2022 Plan, which is qualified in its entirety by reference to the provisions of the 2022 Plan, attached hereto as Appendix A.

Key Features of the 2022 Plan

•	Director compensation limits. The 2022 Plan places limits on the annual compensation that can be provided to non-employee Directors in any fiscal year for such service.

•	No change in control benefits. The 2022 Plan does not provide for any automatic benefits in connection with a change in control of the Company, including any single- or double-trigger vesting.

•

No repricing of options or SARs. Shareholder approval would be required to, directly or indirectly, reprice options or stock appreciation rights (“SARs”) with an exercise price that is less than the current exercise price.

•

No discount options or SARs. The 2022 Plan prohibits the grant of options or SARs with an exercise price that is less than the fair market value of a share of Class B Common Stock as of the grant date.

•

Clawback and anti-hedging policies. Awards granted under the 2022 Plan will be subject to any compensation recoupment and/or anti-hedging policies as may be established or amended from time to time by the Company.

Eligibility

Employees of the Company and its affiliates, as well as Directors, who are selected by the Board, the Compensation Committee or any of their authorized designees from time to time are eligible to receive awards under the 2022 Plan. There are at present approximately 146 employees and six non-employee Directors who are participants in the Legacy Plan (as defined below) and who would be eligible participants under the 2022 Plan.

Administration

The 2022 Plan is administered by the Compensation Committee, which has the authority to select eligible employees and non-employee Directors to whom awards may be granted, determine the number of shares covered by those awards and set the terms, conditions and other provisions of those awards. Subject to any legal restrictions, the Compensation Committee may delegate to a subcommittee of one or more Directors or one or more officers of the Company the ability to grant awards under the 2022 Plan and to make all necessary and appropriate decisions and determinations in connection with such grants. The Compensation Committee will have complete authority to establish rules and regulations for the administration of the 2022 Plan. As a general matter, the Directors and employees of the Company will not be liable for actions taken or not taken, or for determinations made, in connection with the 2022 Plan, and such individuals will be indemnified by the Company in furtherance of the foregoing, except where such action, omission or determination was made in bad faith, through fraud or willful criminal act or omission, or where such indemnification would be prohibited by law or the Company’s by-laws.

Shares Authorized

The maximum number of shares of common stock that may be covered by awards granted under the 2022 Plan will not exceed 500,000 shares of Class B Common Stock in the aggregate, which we currently expect to be sufficient for the entire 10-year term of the 2022 Plan. This share limit will be subject to adjustments as provided under the 2022 Plan. Shares issued under the 2022 Plan may be either authorized and unissued shares, treasury shares, shares reacquired by the Company or any combination of the foregoing. On March 16, 2022, the closing price of a share of Class B Common Stock was $597.90.

Shares covered by awards under the 2022 Plan will only be counted against the share limit to the extent they are actually issued and delivered. Accordingly, if an award is forfeited, canceled or settled, in whole or in part, for cash or if shares are withheld to pay the exercise price of an option or to satisfy any tax withholding requirement in connection with an award, only the shares issued (if any) will be deemed delivered for purposes of determining the number of shares that remain available for delivery under the 2022 Plan. Shares of Class B Common Stock covered by awards granted pursuant to the 2022 Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger shall not count as delivered under the 2022 Plan for these purposes.

Effect on Existing Plan

The ability to grant awards under the Graham Holdings Company 2012 Incentive Compensation Plan (the “Legacy Plan”) expired in accordance with the terms of the Legacy Plan on February 23, 2022. Therefore, no new awards may be granted under the Legacy Plan, however, the Legacy Plan will continue in full force and effect for purposes of administering any outstanding awards under the Legacy Plan made prior to February 23, 2022.

Non-Employee Director Limits

The 2022 Plan provides that no non-employee Director may be paid or granted, in any fiscal year and in connection with such services, cash compensation and equity awards with an aggregate value greater than $750,000 ($1,000,000 in the case of the Chairman of the Board). The foregoing does not apply to compensation or awards provided for services other than those of a Director (e.g., for services provided as an employee or consultant).

Adjustments

In the event the shares of Class B Common Stock are affected by any extraordinary dividend, distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Compensation Committee shall equitably adjust (1) the number of shares with respect to which awards may be granted under the 2022 Plan and (2) the terms of any outstanding award, including the number of shares subject to the award and the exercise price, if any, so as to prevent the enlargement or diminishment of the benefits provided thereunder.

In addition, in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of shares or other similar transaction affecting the shares of Class B Common Stock, the Compensation Committee may make any equitable adjustment described under the preceding paragraph and may also provide that (1) outstanding awards will be canceled in exchange for a cash payment (or no payment in the case of out-of-the-money options and SARs) and (2) options and SARs will expire if not exercised prior to a specified date.

Award Types

The 2022 Plan allows for grants of the following types of incentive awards: (1) options; (2) SARs; (3) restricted shares; (4) restricted stock units (“RSUs”); (5) deferred stock units (“DSUs”); (6) cash incentive awards; and (7) other equity-based or equity-related awards. Subject to the terms and limitations set forth in the 2022 Plan, awards may be settled in cash, stock or a combination of the foregoing.

Options and SARs

Options granted under the 2022 Plan may only be “non-qualified stock options”, i.e., options that do not qualify as “incentive stock options” under the Internal Revenue Code. SARs may also be granted, which are awards that entitle the participant to receive the excess of the fair market value of a share of Class B Common Stock on the date of exercise over the exercise price. The exercise price of an option or SAR is determined by the Compensation Committee, but may not be less than the fair market value of a share of Class B Common Stock on the date of grant. The maximum term of each option or SAR will be 10 years. In connection with the exercise of an option, the participant must pay the exercise price in cash or in any other method approved by the Compensation Committee.

Restricted Shares and RSUs/DSUs

Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.

RSUs and DSUs give a participant the right to receive shares at the end of a specified vesting and/or deferral period. Prior to settlement, RSUs and DSUs carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may accrue and become payable, if authorized by the Compensation Committee.

Cash Incentive Awards

Payment of cash incentive awards may be subject to any performance criteria or other payment conditions that are imposed by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee is permitted to grant other types of awards based upon the Class B Common Stock, including fully vested stock and dividend equivalent rights.

Duration and Amendment

The Board may at any time suspend or terminate the 2022 Plan or revise or amend it in any respect whatsoever, except that shareholder approval will be required to (1) increase the share limit or director pay limit (other than increases pursuant to the adjustment provisions of the 2022 Plan), (2) expand the class of individuals eligible to participate in the 2022 Plan, (3) extend the expiration date of the 2022 Plan or (4) allow for the repricing of options or SARs. No such amendment or termination may, without the consent of the affected participant, materially and adversely affect the rights of such participant with respect to a previously granted award.

The 2022 Plan will be effective if and when it is approved by shareholders, and will remain in effect until the tenth anniversary of such approval, provided that the 2022 Plan will remain in effect past such date solely for the purposes of administering previously granted awards that remain outstanding.

United States Federal Income Tax Consequences

The following discussion is a general summary of the principal U.S. federal income tax consequences under U.S. law relating to awards granted to employees under the 2022 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The federal income tax law and regulations are frequently amended, and participants should rely on their own tax counsel for advice regarding federal income tax treatment under the 2022 Plan.

Options and SARs

The grant of an option or SAR will create no tax consequences for the participant or the Company. Upon exercise of an option, a participant generally must recognize ordinary income equal to the aggregate fair market value of the shares acquired minus the aggregate exercise price. Upon exercise of a SAR, a participant generally must recognize ordinary income equal to the value of the cash received (generally the difference between the fair market value of a share of Class B Common Stock and the exercise price of the SAR). A participant’s disposition of shares acquired upon the exercise of an option generally will result in only capital gain or loss.

Other Awards

Other awards under the 2022 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property underlying such awards, and the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards.

Company Deduction

Except as discussed below, the Company will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, SARs or other awards. The Company’s ability to claim a deduction will be contingent on applicable reporting requirements having been met and that the income is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by reason of the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Section 409A

Section 409A of the Internal Revenue Code provides special tax rules applicable to certain compensation arrangements that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional 20% penalty tax. The 2022 Plan and awards thereunder are generally intended to be designed and administered so that any awards that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

Plan Benefits

All future awards to directors, executive officers and employees will be made at the discretion of the Compensation Committee, the Board or any Directors or officers to whom authority to grant awards has been delegated under the 2022 Plan. Therefore, the Company cannot determine future benefits under the 2022 Plan at this time. Information regarding the Company’s recent practices with respect to equity-based compensation under the Legacy Plan is presented elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K, filed on February 25, 2022.

Legacy Plan Use and Net Burn Rate

The following table provides an overview of the Company’s grant history and burn rate calculation during the past three fiscal years. As shown in the table, the number of awards the Company granted under the Legacy Plan as a percentage of the Company’s shares of Class B Common Stock outstanding, which is commonly referred to as the “burn rate,” averaged 0.9% over the last three fiscal years.

(Shares in millions)	2019	2020	2021
Equity awards (before forfeitures)	16,802	78,358	20,258
Adjustment for actual / estimated forfeitures	3,875	1,650	3,056
Total equity awards (after forfeitures)	12,927	76,708	17,202
Class B Common Stock outstanding(1)	4,348,236	4,018,832	3,942,065
Burn rate (taking into account forfeitures)	0.3%	1.9%	0.4%

(1)	Shares of Class B Common Stock outstanding at fiscal year-end.

Equity Compensation Plan Information

The following table and the footnotes thereto set forth certain information as of December 31, 2021, concerning compensation plans of the Company under which equity securities of the Company are authorized to be issued. All equity awards are with respect to shares of Class B Common Stock.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	183,189	(1)(2)	$612.16	330,240
Equity compensation plans not approved by security holders	—		—	—

Total	183,189		$612.16	330,240

(1)	Consists solely of the Legacy Plan.
(2)	This number does not include 31,571 restricted stock grants awarded under the Legacy Plan that were outstanding as of December 31, 2021.

Vote Required

The effectiveness of this proposal requires only the favorable vote of a majority of the holders of Class A Common Stock present or represented at the Meeting. Nevertheless, the Board of Directors of the Company has determined to condition the effectiveness of the proposal on the favorable vote of a majority of the holders of Class A Common Stock present or represented at the Meeting and a majority of the holders of Class B Common Stock present or represented at the Meeting, voting as separate classes. For this purpose, broker non-votes will have no impact on the voting results and abstentions will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2022 INCENTIVE COMPENSATION PLAN.

PROPOSAL 3: ADVISORY VOTE TO APPROVE 2021 COMPENSATION AWARDED TO

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 and the corresponding SEC rules, the Company is seeking an advisory, non-binding shareholder vote from its Class A Shareholders with respect to compensation awarded to its named executive officers for 2021. On May 4, 2017, the Company’s Class A Shareholders voted unanimously in favor of an annual, non-binding shareholder advisory vote on executive compensation and, in consideration of the outcome of the frequency vote, the Board determined to hold such advisory vote each year. The Company’s executive compensation program and compensation paid to its named executive officers are described under the heading “Executive Compensation” in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objective of the program: to motivate talented employees in order to increase value for shareholders by facilitating long-term growth of the Company. If you are a Class A Shareholder, you may vote for or against the following resolution, or you may abstain. The Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

Resolved, that the compensation paid to the Company’s named executive officers for 2021, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and related material included in this Proxy Statement, is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s executive compensation principles and programs, with a focus on the decisions of the Compensation Committee of the Board of Directors (the “Committee”) regarding 2021 compensation for the Company’s named executive officers. The named executive officers for 2021 were as follows:

Name	Position with the Company
Timothy J. O’Shaughnessy	President and Chief Executive Officer
Wallace R. Cooney	Senior Vice President–Finance and Chief Financial Officer
Jacob M. Maas	Executive Vice President
Andrew S. Rosen	Chairman–Kaplan, Inc. and Executive Vice President–Graham Holdings Company
Nicole M. Maddrey	Senior Vice President, General Counsel and Secretary

Overview of Compensation Program

The Committee has responsibility for establishing and continually monitoring adherence to the Company’s compensation philosophy—a philosophy designed to attract, retain and motivate qualified, talented and diverse employees who are enthusiastic about the Company’s mission and culture. The Committee, which is composed entirely of independent Directors, chaired by Anne M. Mulcahy and including Dr. Tony Allen and Katharine Weymouth, seeks to establish total compensation packages that are attractive to employees and comparable to, but not dramatically different from, those offered by peer companies with comparable revenue in similar industries. Through regular meetings and discussions with management, the Committee ensures that the total compensation paid to all executives, including named executive officers of the Company, is fair, reasonable and based on performance goals established to increase value for shareholders by facilitating the long-term growth of the Company. The Committee considers both the Company’s short-term and long-term plans in determining compensation. Annual plans are used to motivate and reward management for achieving specific yearly goals. Long-term plans, typically three or more years in duration, are designed to reward cumulative long-term goals. All performance criteria, however, including those in annual or relatively short-term plans, are designed to reward executives for making decisions that will enhance the long-term value of the Company. Compensation paid pursuant to these plans may be cash or stock-based compensation. The Company has historically favored cash compensation over non-cash compensation, as management and the Committee believe that cash incentives provide more targeted rewards for specific performance. However, the Company does not apply a specific formula for allocating between cash and non-cash compensation or short- and long-term compensation. Instead, management and the Committee select the method of compensation thought most likely to lead to achievement of the particular goal.

The named executive officers receive an annual salary and participate in performance-based annual bonus plans and three- or four-year cash-based Long-Term Incentive Plans (“LTIPs”) (including the Performance Unit Plan and/or the Kaplan LTIP in the case of Mr. Rosen) and, in certain circumstances, have received restricted stock and/or stock options, as determined by the Committee on an individual basis. Mr. Rosen also receives benefits pursuant to the Supplemental Executive Retirement Plan (the “SERP”), which was closed to new participants in December 2015.

Compensation Committee Role and Responsibility

The Board has delegated to the Committee the responsibility of overseeing the administration of the Company’s compensation plans and the preparation of all related reports and documents required by the rules and regulations of the SEC. The Committee annually reviews and approves the corporate goals and objectives upon which the compensation of the President and Chief Executive Officer and senior management, including the named executive officers, is based. The Committee evaluates the President and Chief Executive Officer’s performance in light of these goals and objectives. Furthermore, the Committee reviews and makes recommendations to the Board with respect to any incentive compensation plans, including equity-based plans, to be adopted or submitted to the Company’s shareholders for approval. The Committee reviews the Company’s succession plans, including (i) the President and Chief Executive Officer’s recommendations as to a successor, should he become disabled or unable to perform his duties for an extended period of time, and, annually, (ii) the Company’s efforts at management development. The Committee also reviews Diversity, Equity and Inclusion results and initiatives across the company.

The Committee may request that any officer or employee of the Company, or any of its affiliates, or the Company’s outside counsel or an independent auditor attend meetings of the Committee or meet with any members of, or consultants to, the Committee. The Committee has authority to retain or terminate any compensation consultant used to assist in the evaluation of

Director, President and Chief Executive Officer or senior management compensation and has sole authority to approve the consultant’s fees and other retention terms. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. No external consultants were engaged to advise on executive compensation in 2021.

During 2021, the Committee met six times. A copy of the Company’s Compensation Committee Charter is available under the “Investor Relations–Corporate Governance” tab at www.ghco.com.

Role of Executive Officers in Compensation Decisions

Mr. O’Shaughnessy, President and Chief Executive Officer, and Ms. Sandra Stonesifer, the Vice President–Chief Human Resources Officer and secretary of the Committee, attended all six Committee meetings in 2021.

Mr. O’Shaughnessy and the Chief Human Resources Officer recommend to the Committee the size of each component of compensation for each of the executive officers (other than their own) and for all employees earning annual salaries of $400,000 or more or bonuses of $250,000 or more. Recommendations may be based on a discussion with the employee’s division head, a review of his or her performance and a comparison of any available compensation survey data for that position and geographic area. The Committee examines each of the suggested compensation actions and, in its sole discretion, may modify the awards when appropriate to better reflect the goals of the Company. The Committee makes all compensation decisions for the executive officers of the Company and relevant employees, except with respect to any perquisites under $200,000 per named executive officer that may be approved by Mr. O’Shaughnessy.

Mr. O’Shaughnessy and Ms. Stonesifer were not present during the portion of the Committee meetings when his or her compensation, as applicable, was discussed by the Committee.

Setting Executive Compensation

To meet the Committee’s objectives, at its request, the President and Chief Executive Officer and the secretary of the Committee draft annual and long-term incentive-based cash and non-cash executive compensation plans. The Committee discusses, reviews and approves and, in its sole discretion, may modify the formula and goals established for various awards under the plans before the plans take effect, which is typically no later than the end of the first quarter of the first year covered by the plan.

The Company adopts a holistic view on executive compensation. The Company compares its named executive officer salaries, annual bonuses and long-term incentives to those of companies in similar industries and with comparable revenues and generally considers the compensation structures maintained by similarly situated companies, but does not target its executive compensation at a certain level or percentage based upon other companies’ arrangements. At least once a year, the Committee evaluates the individual compensation of the Company’s senior executives (including the named executive officers). The Committee separately reviews the named executive officers’ compensation against market data provided by outside surveys or public information (such as the proxy filings of peer companies). The Committee defines its peer group as companies operating in the same industries (Conglomerates, Education and Media) with one-half to two times the Company’s prior fiscal year revenue. In 2021, the Committee reviewed data from the Equilar executive compensation database. Given that data is tied to roles and revenues of the prior year, the peer companies often change year to year due to changes in named executive officers and business performance. Where public data for comparable roles was available, the Committee also considered the compensation of its named executive officers in relation to the following peer companies:

2U, Inc.	Laureate Education Inc.
Adtalem Global Education Inc.	Meredith Corporation
AMC Networks Inc.	Nexstar Media Group
E.W. Scripps Company	Pearson plc
Gannett Company Inc.	Scholastic Corporation
Grand Canyon Education Inc.	Sinclair Broadcast Group Inc.
Gray Television Inc.	Strategic Education Inc.
iHeartMedia Inc.	Tegna Inc.
John Wiley & Sons, Inc. (Wiley)	The New York Times Company

Risk Assessment of Compensation Program

During 2021, the Compensation Committee met with Mr. O’Shaughnessy and Ms. Stonesifer to review and discuss the impact of executive compensation programs on organizational risk. The Compensation Committee determined that compensation programs have sufficient risk mitigation features in each of the plans and do not encourage or reward employees for taking excessive or unnecessary risk. The Compensation Committee believes that the Company’s compensation programs constitute an appropriate mix of short- and long-term incentive compensation that rewards employees, while balancing risks through the delayed payment of long-term awards. As a result of the compensation risk review, the Compensation Committee determined that the overall risk of compensation programs exposing the organization to unnecessary or excessive risks that threaten the value of the Company is low. In addition, the Company’s insider trading policy, which prohibits directors and executive officers from engaging in hedging transactions with respect to the Company’s securities in order to hedge the economic risk of owning the Company’s securities, is intended to enhance the Company’s efforts at risk mitigation.

Elements of Compensation

As described below, a significant portion of the Company’s executive compensation is linked directly to business unit and corporate performance and stock appreciation. The compensation package offered by the Company to its executive officers comprises the following components:

•	Competitive base salary;

•	Short-term cash incentive compensation in the form of performance-based annual bonuses;

•	Long-term cash incentive compensation, typically based on performance over three or more years;

•	Long-term equity-based incentive compensation in the form of restricted stock, restricted stock units and/or stock options; and

•	Retirement benefits.

Base Salary

The Company pays the named executive officers base salaries to compensate them for services rendered during the fiscal year. Salaries for the named executive officers are based on their responsibilities, their prior experience and their recent performance and are evaluated against market data provided by outside surveys or publicly available information (such as the proxy filings of peer companies). For additional details on the use of outside surveys and other publicly available information, see “Setting Executive Compensation” above. Salaries for named executive officers are typically reviewed on a 24-month or longer cycle, except when there is a significant change in an executive’s responsibilities during such cycle. Such adjustments are determined by evaluating (i) the scope of the new responsibilities, (ii) the competitive market value of that role, (iii) the performance of the individual and (iv) the performance of the Company.

With respect to the base salary paid to Mr. O’Shaughnessy in 2021, the Committee considered the base salaries paid to president and chief executive officers of peer companies and the Company’s results in 2020.

Performance-Based Incentive Compensation

To supplement base salaries and to reward management (including the named executive officers and other employees key to the long-term success of the Company) for meeting specific individual and financial goals, the Class A and Class B Shareholders of the Company adopted the Legacy Plan in May 2012. At this Annual Meeting, shareholders will vote to approve the Company’s 2022 Incentive Compensation Plan.

The purpose of these plans was and is to provide greater incentives to those employees who have been or will be responsible for the Company’s future growth, profitability and continued success and to strengthen the ability of the Company to attract, motivate and retain such employees. There are at present approximately 146 employees of the Company who are participants in the Legacy Plan and receive annual bonus awards and/or hold restricted stock, stock options, Performance Units or LTIP units granted under the Legacy Plan. The named executive officers participate in certain of these programs, as described below.

Annual Bonuses

The Legacy Plan provides for annual incentive compensation awards based on the Company and its business units’ financial performance compared to goals set immediately prior to or at the beginning of the year in which the award is to be earned. The payout upon the achievement of such goals is equal to a percentage of base salary, which is also set at the beginning of the year. Those percentages are determined on an individual basis, taking into account the responsibilities, prior experience and recent performance of the relevant employee. The 2021 target annual bonus award for each of the named executive officers, as a percentage of base salary, was as follows: Mr. O’Shaughnessy, 100%; Mr. Rosen, 100%; Mr. Cooney, 50%; Mr. Maas, 40%; and Ms. Maddrey, 40%. None of the target bonuses for the named executive officers changed in 2021.

In 2021, the total annual bonus formula for the named executive officers, except for Mr. Rosen, was based on a diluted earnings per share target for the Company because the Committee believed that such a goal would align the interests of shareholders and the named executive officers in growing the value of the Company. For details regarding Mr. Rosen’s annual bonus, see below. The potential payouts for the annual bonus range from 0% to 200% of target, based on actual Company or business unit financial performance, with a threshold achievement of 80% of the diluted earnings per share target for the Company necessary for any amounts to be paid with respect to the 2021 annual bonus for the applicable named executive officers (which would be paid at a threshold level of 50% of target bonus), and the maximum potential payout available in the event 140% of the diluted earnings per share target for the Company is attained (which would be paid at a maximum level of 200% of the target bonus). Management and the Committee believe that they have designed the targets to be challenging, but achievable. The Company has achieved its financial goals and paid out at or above target in the annual bonus portion of the Legacy Plan in two of the past five years; in 2020, 2019 and 2017, the Company achieved less than 100% of its earnings per share goal, as adjusted to exclude certain items.

The diluted earnings per share goal for 2021 was $20.30. In setting the goal for annual bonuses, the Committee established a formula that included adjustments for certain items, to the extent that actual amounts varied from those in the 2021 annual budget. Specifically, these adjustments included additions for unbudgeted goodwill and other long-lived asset impairment charges, losses on unbudgeted new acquisitions and investments, and a Kaplan stock compensation expense variance. These additions were offset by foreign exchange gains, unbudgeted net gains on marketable and other equity securities, and a pension budget variance.

In calculating the Company’s achievement of 2021 diluted earnings per share for purposes of making its final bonus determinations for the named executive officers, the Committee also exercised its discretion to exclude certain unusual and unbudgeted items, in addition to the adjustments included in the diluted earnings per share formula. Specifically, the adjustments included an addition for an unbudgeted interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest at Graham Healthcare Group. This addition was offset by deductions for gains related to spectrum repack credits in excess of budgeted amounts at the television broadcasting division; unbudgeted gains and losses from equity and cost method investments, net; an unbudgeted tax benefit related to the Company’s pension and other retirement plans; and unbudgeted gains at Kaplan, Dekko, Code3 and Slate. The Committee adjusted for these items as they do not relate to the regular operating results that are customarily considered by the Committee in determining bonus amounts. Page 51 of the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 25, 2022, detailed $6.69 in diluted earnings per share net deductions, which comprise most of these discretionary items.

Taking into account these adjustments, the Company’s 2021 diluted earnings per share, as adjusted for purposes of the bonus determination, was $29.25 (compared to reported diluted earnings per share of $70.45), resulting in the Company’s achievement of 144.1% of its earnings per share goal for 2021. As a result, the annual bonus payout was approximately 200% of target, based on the established annual formula.

For Mr. Rosen, 25% of his bonus was based on Mr. Rosen’s performance of his responsibilities relating to Graham Holdings Company, with a potential payout of 0% to 200% of target, as described above with respect to the other named executive officers, and the remaining 75% was tied to Kaplan’s performance. For the portion tied to Kaplan’s performance, 85% was tied to Kaplan’s enterprise operating income target of $89.6 million weighted at 80% and Kaplan’s enterprise revenue target of $1,267.0 million weighted at 20% (these targets exclude Kaplan Languages Group, budgeted restructuring and other costs related to business closures and was adjusted for acquisitions). The remaining 15% of the portion tied to Kaplan’s performance was tied to Kaplan Languages Group’s operating loss target of $30 million weighted 60% and Kaplan Languages Group’s weeks sold target of 90,000 weighted at 40%. The potential payouts for the Kaplan component of Mr. Rosen’s bonus amount range from 0% to 200% of target, with a threshold achievement of 65% for the enterprise operating income target, 90% for the enterprise revenue target, 33% for the Kaplan Languages Group’s operating loss target and 67% for the Kaplan Languages Group’s weeks sold target. The maximum potential payout available in the event 150% of the enterprise operating income target is attained, 110% of the enterprise revenue target is met, 200% of the Kaplan Languages Group’s operating loss target is attained and 139% of the Kaplan Languages Group’s weeks sold target is met. When aggregating the potential payouts for all components of Mr. Rosen’s annual bonus, the potential payouts range from 0% to 191% of target. In calculating Kaplan’s enterprise operating income, on this basis, Kaplan achieved adjusted enterprise operating income of $111.8 million (adjusted for unbudgeted foreign exchange impact) versus a target of $89.6 million, or 125% achievement, which resulted in a 149% payout of the portion of Mr. Rosen’s bonus attributable to Kaplan’s enterprise operating income. Kaplan enterprise revenue totaled $1,280.5 million (adjusted for unbudgeted foreign exchange impact) versus a target of $1,267.0 million, or 101% achievement, which resulted in a 105% payout of Mr. Rosen’s bonus attributable to Kaplan’s enterprise revenue. Kaplan Languages Group’s operating loss totaled $38.7 million versus a target of $30.0 million, or 71% achievement, which resulted in a 71% payout of Mr. Rosen’s bonus attributable to Kaplan Languages Group’s operating loss. Kaplan Languages Group’s weeks sold totaled 145,000 versus a target of 90,000, or 161% achievement, which resulted in a 150% payout of Mr. Rosen’s bonus attributable to Kaplan Languages Group’s weeks sold.

Restricted Stock and Restricted Stock Units

To align the interests of the Company’s shareholders and management and to ensure that the full potential of an executive’s compensation package cannot be realized unless stock appreciation occurs over a number of years, the Legacy Plan also provides for grants of restricted stock and restricted stock units of the Company. To determine the number of shares to be granted, the Committee considers on an individual basis the estimated value of shares already held, the level of contribution the employee has previously made and the potential of the employee to bring additional value to the Company. For restricted stock, the shares generally cliff vest at the conclusion of a four-year vesting period and do not have provisions providing for accelerated vesting. The named executive officers, excluding Mr. O’Shaughnessy, generally receive grants of restricted stock every other year. Restricted stock grants were made in January 2019 and January 2021. The 2019 grants vest in January 2023 and the 2021 grants will vest in January 2025. In connection with Mr. Maas’ promotion to executive vice president in January 2022, the Compensation Committee approved the grant of restricted stock units with performance-based vesting conditions. For additional information regarding the restricted stock and restricted stock unit awards, see the Outstanding Equity Awards at Fiscal Year-End table.

Performance Units

To highlight specific long-term financial goals, the Legacy Plan provides for the grant of performance-based compensation, which the Company grants pursuant to its Performance Unit Plan, and, in the case of Mr. Rosen, the Kaplan LTIPs, described below. The named executive officers participate in these plans, in which performance-based goals are determined at the beginning of each three- or four-year award cycle. The goals consider operating income, peer company performance, cash flow, earnings per share, measures of economic value added and/or quantitative revenue growth or profitability measurements of the Company as a whole or of individual business units. Management and the Committee believe that they have designed the performance-based goals to be challenging, but achievable. In the past four award cycles, the Company achieved or exceeded its goals and paid out at or above target. Each Performance Unit has a target value of $100 and a maximum potential payout of $200. The payment of a total award to any individual at the end of an award cycle may not exceed $5 million.

For each cycle under a Performance Unit Plan, the Committee establishes a valuation formula within 90 days of the beginning of the cycle and no later than prior to the completion of the first quarter of the cycle. At the end of the cycle, the unit value is calculated, based on application of the formula, and payments are made to named executive officers in the year following the end of the cycle. The formula used to calculate the payouts is determined by (i) a weighted combination of factors that relate to individual business unit performance of the Company’s operating divisions and (ii) the discretion of the Committee. A new four-year cycle commences every two years, with the result that there are always two overlapping cycles in progress.

Awards under the 2019–2022 cycle are based on a five-pronged formula consisting of (1) the value of Kaplan Higher Education’s cumulative operating income during the four-year period excluding amortization of intangibles and restructuring charges (up to 10% of the total $200 maximum payout per unit); plus (2) the value of Other Kaplan Businesses’ (Total Kaplan excluding Kaplan Higher Education) cumulative operating income during the four-year period excluding amortization of intangibles, Kaplan stock compensation and restructuring charges (up to 20% of the total $200 maximum payout per unit); plus (3) the value of a Performance Unit under the GMG valuation during the four-year period, as set forth below (up to 30% of the total $200 maximum payout per unit); plus (4) the value of cumulative operating income excluding amortization of intangibles during the four-year period for Hoover, Dekko and Joyce (up to 20% of the total $200 maximum payout per unit); plus (5) the value of the cumulative operating income excluding amortization of intangibles during the four-year period for Graham Healthcare Group (including equity in earnings of affiliates), Graham Automotive, SocialCode (excluding LTIP costs), Slate, Megaphone (excluding LTIP costs), Foreign Policy and CyberVista (excluding LTIP costs) (up to 20% of the total $200 maximum payout per unit).

Awards under the 2021–2024 cycle are based on a six-pronged formula consisting of (1) the value of Kaplan’s cumulative operating income during the four-year period excluding amortization of intangibles, Kaplan stock compensation and restructuring charges (up to 30% of the total $200 maximum payout per unit); plus (2) the value of a Performance Unit under the Graham Media Group valuation during the four-year period, as set forth below (up to 25% of the total $200 maximum payout per unit); plus (3) the value of cumulative operating income excluding amortization of intangibles during the four-year period for Hoover, Dekko, Joyce and Forney (up to 10% of the total $200 maximum payout per unit); plus (4) the value of the cumulative operating income excluding amortization of intangibles during the four-year period for Graham Healthcare Group (including equity in earnings of affiliates) (up to 12.5% of the total $200 maximum payout per unit); plus (5) the value of Framebridge’s cumulative gross profit during the four-year period (up to 12.5% of the total $200 maximum payout per unit); plus (6) the value of the cumulative operating income excluding amortization of intangibles for Graham Automotive (excluding CarCare To Go), Clyde’s Restaurant Group, Code3, Decile, Slate, Foreign Policy and CyberVista (up to 10% of the total $200 maximum payout per unit).

The Committee selected these targets because they reflected the key priorities for the Company on the grant date (or the amendment date, as applicable) for the applicable time periods. The values of Performance Units in the 2019–2022 and the 2021–2024 cycles are determined at the conclusion of those cycles based on the performance criteria described below.

For the 2019–2022 cycle, the performance measure used for Kaplan is a two-pronged formula consisting of (1) Kaplan Higher Education’s cumulative operating income of $65 million during the four-year period excluding amortization of intangibles and restructuring charges; and (2) the value of Kaplan Other Businesses’ (Total Kaplan excluding Kaplan Higher Education) cumulative operating income of $431 million, excluding amortization of intangibles, Kaplan stock compensation and restructuring charges.

For the 2021–2024 cycle, the performance measure used for Kaplan is the total Kaplan cumulative operating income of $438 million during the four-year period excluding amortization of intangibles, Kaplan stock compensation and restructuring charges. The Committee will determine the cumulative achievement of Kaplan no later than Spring 2025 or as soon as practical after the results are approved.

The performance measure used for GMG for both the 2019–2022 and 2021–2024 cycles is GMG’s cumulative cash flow margin ranking over the applicable four-year period compared to the cash flow margins of selected peer companies at the end of the award cycle. Cash flow margin is computed based on operating income before corporate allocation and before charges for interest, depreciation and amortization. As soon as practical after the award cycle, the Committee determines GMG’s cash flow margin rank among the cash flow margins of the peer companies and determines the payout value of each Performance Unit. The value of each Performance Unit is determined as set forth in the following table:

2019–2022 and 2021–2024 Cycles:
GMG Cash Flow Margin Rank	Unit Value
#1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$175
#2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$150
#3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$50
Below #3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$0

The GMG formula for both the 2019–2022 and 2021–2024 award cycles provides that the payout value will be increased by $6.25 for each of the four years during the award cycle in which GMG’s actual cash flow margin is not only number one among peer companies, but is also 2% higher than that of the nearest competitor among the peer companies.

In both the 2019–2022 and 2021–2024 award cycles, the formula also provides that the payout value will be reduced by 50% if GMG does not produce operating income (excluding amortization of intangible assets and impairments of long-lived assets) in one of the four years during the award cycle. Also, if GMG does not produce operating income for at least two years in the cycle, then there will be no payout with respect to the portion of performance attributable to GMG.

For the 2019–2022 award cycle, the performance measure for the Manufacturing Businessess cumulative operating income of $245 million, excluding amortization of intangibles. The Manufacturing Businesses include Hoover, Dekko and Joyce. In addition, the performance measure for the following other businesses is cumulative operating income of $87 million excluding amortization of intangibles, for Graham Healthcare Group (including equity in earnings of affiliates), Graham Automotive, SocialCode (excluding LTIP costs), Slate, Megaphone (excluding LTIP costs), Foreign Policy and CyberVista (excluding LTIP costs). In January 2021, the Committee approved an amendment to the 2019–2022 Corporate Performance

Unit Plan to include cumulative operating income goals for newly acquired companies: Clyde’s Restaurant Group (acquired by the Company in the third quarter of 2019), Clarus Care and CSI Pharmacy (Graham Healthcare Group acquired a majority stake in both companies in the fourth quarter of 2019), and Framebridge (acquired by the Company in the second quarter of 2020).

For the 2021–2024 cycle, the performance measure for Healthcare (including equity in earnings of affiliates) is cumulative operating income of $122 million excluding amortization of intangibles. For the 2021–2024 cycle, the performance measure for Framebridge is cumulative gross profit of $151 million over the four-year period.

For the 2021–2024 cycle, the performance measure for the Manufacturing Business is cumulative operating income of $172 million, excluding amortization of intangibles. The Manufacturing Businesses include Hoover, Dekko, Joyce and Forney. In addition, the performance measure for the following other businesses is cumulative operating loss of $5 million excluding amortization of intangibles, for Graham Automotive (excluding CarCare To Go), Clyde’s Restaurant Group, Code3, Decile, Slate, Foreign Policy, Pinna and CyberVista.

Because the performance measures that compose the valuation formula for Performance Units in both the 2019–2022 and 2021–2024 cycles include cumulative measures applicable to Kaplan, GMG and the other applicable business units, it is not possible to calculate with certainty any interim Performance Unit values mid-cycle, and no named executive officer is entitled to any payout until the Performance Units vest and the Committee approves the valuation at the conclusion of the cycle. Mr. O’Shaughnessy currently holds 12,000 units in the 2019–2022 cycle and 12,000 units in the 2021–2024 cycle; Mr. Cooney currently holds 6,500 units in the 2019–2022 cycle and 6,500 units in the 2021–2024 cycle; Ms. Maddrey currently holds 5,000 units in the 2019–2022 cycle and 5,000 units in the 2021–2024 cycle; Mr. Maas currently holds 5,000 units in the 2019–2022 cycle and 5,000 units in the 2021–2024 cycle; and Mr. Rosen has no units in either cycle.

Kaplan Long-Term Incentive Plans

A portion of Mr. Rosen’s performance-based compensation includes the 2019–2021 Kaplan Higher Education LTIP. Mr. Rosen participated in the 2019–2021 Kaplan Higher Education LTIP and was awarded 20% of the Kaplan Corporate Pool. The Kaplan Corporate pool is based on Kaplan Higher Education achievement above a baseline three-year cumulative operating income target of $51.9 million, as adjusted for acquisitions and unexpected changes in capital expenditures, and excluding restructuring costs, amortization of intangible assets and impairments of long-lived assets, results in the creation of a Kaplan Corporate pool equal to 8% of overachievement. Service conditions in respect of 75% of the award were satisfied at the end of 2021 and in respect of the remaining 25% will be satisfied at the end of 2022, the year following the end of the plan. In the event that applicable service and performance conditions are satisfied, payouts will occur the following March. Kaplan Higher Education achieved a cumulative operating income above the baseline operating income target, which resulted in a payout of Mr. Rosen’s 2019–2021 Kaplan Higher Education LTIP of $538,956.

Mr. Rosen also participates in the Kaplan Milestone Plan and was awarded 20% of the award pool. The award pool is based on separate awards for enterprise achievement of operating income milestones of $110 million, $120 million, $130 million and $140 million in a single year, as adjusted for acquisitions and unexpected changes in capital expenditures, and excluding restructuring costs, amortization of intangible assets and impairments of long-lived assets. Award achievement is cumulative and each target can only be achieved once. Service conditions in respect of 100% of the award will be satisfied when the respective operating income milestone is achieved in a year and payouts will occur the following March.

Stock Options

Pursuant to the terms of the Legacy Plan, shares of Class B Stock may be issued upon the exercise of stock options granted to key employees of the Company. The Committee, however, does not grant stock options on a consistent basis and grants stock options only when a key employee has made a significant contribution to the Company and demonstrates the ability to make additional contributions. The options generally vest over six years, and expire 10 years from the grant date. No stock options were granted to the Company’s named executive officers in 2021.

Retirement Benefits

Qualified Defined Contribution and Defined Benefit Plan

Most employees of the Company, including certain named executive officers, are eligible to participate in the Company’s qualified defined contribution 401(k) savings plan that provides matching Company contributions and a defined benefit retirement plan. Benefits under these plans are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration.

Eligible Corporate employees hired or rehired by the Company on or after September 1, 2009, participate in the Cash Balance Retirement Program (“CBRP”). Eligible Corporate employees who were actively employed on or after August 1, 2012, also participate in the Secure Retirement Account (“SRA”). Both the CBRP and the SRA are non-contributory defined benefit programs expressed in the form of hypothetical account balances that grow through quarterly pay-based credits and quarterly interest credits. Corporate employees hired prior to September 1, 2009, including certain named executive officers who are vested and who begin to take their pension benefit at age 65 or whose age and years of service when added together equal 90 (the “Rule of 90”), receive an annual pension equal to 1.75% of their highest average 60-month base salary annualized up to the limits permitted by the Code, minus Social Security-covered compensation multiplied by the appropriate Social Security offset percentage and early retirement factor, multiplied by the number of years of credited service under the Graham Holdings Retirement Benefits Schedule (“Graham Schedule”). Cash pension supplements are also provided to assist in payment of retiree medical coverage. The annual cash pension supplement is equal to $200 multiplied by the number of years of credited service under the Graham Schedule. An additional temporary Pre-Age 65 pension supplement of $250 per month ($2,075 per month for those participants who have attained age 50 with five years of vesting service as of September 1, 2018) is provided to participants under the Graham Schedule who retire and commence benefit payment at or after age 55, but prior to age 65, and who had 10 years of vesting service at retirement. The temporary Pre-Age 65 supplement is discontinued when the retiree qualifies for Medicare (the month prior to the 65th birthday).

Non-Qualified Supplemental Executive Retirement Plans

The Company maintains an unfunded SERP that was designed to retain and recruit key executives. Mr. Rosen participates in the SERP. Participants in the SERP were selected by management as employees whom management most wanted to retain because of their superior performance and were approved for participation by the Committee. The Company closed the plan to new participants as of December 2015.

To offset limitations placed on the income that can be considered in the formulas of retirement plans and benefits that can be payable from the plans, the SERP provides a “supplemental retirement benefit.” This benefit is calculated under the rules of the qualified defined benefit retirement plan, but without reference to such income and benefit limitations, and includes in the calculation compensation from annual bonuses in the case of Mr. Rosen. In any instance in which a retiring executive’s supplemental retirement benefit exceeds the benefit payable by the qualified defined benefit plan or plans, the Company will pay the excess to him or her as a supplemental retirement benefit under the SERP. Benefits provided under the SRA of the qualified retirement plan are not covered by the SERP.

The SERP also provides key executives, including Mr. Rosen, with tax deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company’s 401(k) savings plan, to the extent that such accruals exceed those under the Company’s basic plans because of the tax law limitations (currently $61,000). The executive is required to defer compensation to the SERP savings plan in order to receive the applicable matching Company contribution each year.

Non-Qualified Deferred Compensation Plan

The Company also maintains a Deferred Compensation Plan, which has been closed to new participants and new deferrals for existing participants since December 2015. Mr. Rosen participates in this plan. The Deferred Compensation Plan is an unfunded plan that allowed a select group of senior executives and non-employee Directors the opportunity to voluntarily defer, on a non-qualified basis, the receipt of certain compensation payments or fees. For employee participants, including certain named executive officers, eligible compensation for deferral was limited to annual bonus and certain long-term cash awards (including Performance Unit grants) under the Legacy Plan.

Employment Agreements and Severance Packages

Mr. O’Shaughnessy’s Agreement

The Company entered into a letter agreement with Mr. O’Shaughnessy in October 2014 to incentivize him to accept the position of President of the Company. Pursuant to Mr. O’Shaughnessy’s letter agreement, if he is terminated for any reason other than cause while his new-hire option award remains outstanding, subject to the execution of a separation and release agreement within 30 days following his termination, he will vest in the next tranche of options that is scheduled to vest after his termination, and he will have up to three months (or shorter if through the expiration date of the award) following termination to exercise any vested options.

Under the terms of Mr. O’Shaughnessy’s letter agreement, and as consideration for the benefits provided in the agreement, Mr. O’Shaughnessy agreed to non-competition, non-solicitation of customers and employees and no-hire restrictions for a one-year period following termination, as well as to maintain the confidentiality of certain information related to the Company and its businesses at all times following termination.

Mr. Rosen’s Agreement

The Company entered into a letter agreement with Mr. Rosen in April 2014 to incentivize him to accept the position of Chairman of Kaplan and Executive Vice President of the Company.

If Mr. Rosen is terminated by the Company without cause, he will receive a one-time lump-sum cash payment of $3,500,000, payable on the 65th day following termination of employment, and prorated vesting of outstanding restricted stock and stock options held at the time of termination, provided that he signs an irrevocable separation and release agreement no later than 60 days following the date of his termination.

Under the terms of Mr. Rosen’s letter agreement, and as consideration for the benefits provided in the agreement, Mr. Rosen agreed to non-competition, non-solicitation of customers and employees and no-hire restrictions for a one-year period following termination, as well as to maintain the confidentiality of certain information related to the Company and its businesses at all times following termination.

Mr. Maas’ Agreement

The Company entered into a letter agreement with Mr. Maas in August 2015 to incentivize him to accept the position of Senior Vice President–Planning and Development in the Corporate Office of Graham Holdings Company. Pursuant to his letter agreement, Mr. Maas was entitled to a grant of 3,500 Performance Units in the 2015–2018 cycle. He was also granted a new-hire option award of 2,000 (post Cable ONE spin-off) stock options. In addition, pursuant to Mr. Maas’ letter agreement, if he is terminated for any reason other than cause while his new-hire option award remains outstanding, subject to the execution of a separation and release agreement within 30 days following his termination, he will vest in the next tranche of options that is scheduled to vest after his termination, and he will have up to three months (or shorter if through the expiration date of the award) following termination to exercise any vested options.

Results of Shareholder Advisory Votes on Executive Compensation

At the 2021 Annual Meeting of Shareholders, the Company’s Class A Shareholders unanimously approved the overall 2020 compensation for its named executive officers, including the policies and practices related thereto. The Company believes this vote reflected Class A Shareholder approval of its pay-for-performance philosophy and the absence of pay practices that Class A Shareholders consider problematic. Accordingly, the Committee generally continued to apply the same principles in determining the amounts and types of executive compensation for 2021 as outlined in its compensation philosophy and framework. The Committee values the shareholder feedback provided through the vote and will consider the results of the vote, as well as future votes, in refining the development of the Company’s compensation program and goal setting in the future.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Anne M. Mulcahy, Chairman

Dr. Tony Allen

Katharine Weymouth

The following table shows the compensation paid by the Company during the most recent three years to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)[1]	Bonus ($) (d)	Stock Awards ($) (e)[2]	Option Awards ($) (f)[2]	Non- Equity Incentive Plan Compen- sation ($) (g)[3]	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($) (h)[4]	All Other Compen- sation ($) (i)[5]	Total ($) (j)
Timothy J. O’Shaughnessy	2021	750,000	—	—	—	1,500,000	19,561	2,900	2,272,461
President and Chief Executive Officer	2020	562,500	—	—	7,245,719	1,822,331	19,356	2,850	9,652,756
	2019	750,000	—	—	—	700,962	17,098	2,800	1,470,860
Wallace R. Cooney	2021	620,000	—	375,323	—	620,000	104,382	10,752	1,730,457
Senior Vice President–Finance and Chief Financial Officer	2020	558,000	—	—	—	1,053,797	280,812	9,750	1,902,359
	2019	580,000	—	383,586	—	271,038	263,337	9,472	1,507,433
Andrew S. Rosen	2021	1,625,000	—	300,258	—	2,995,846	18,074	51,285	4,990,463
Chairman–Kaplan Inc. and Executive Vice President–Graham Holdings Co.	2020	1,209,375	—	—	—	1,627,810	3,425,968	41,137	6,304,290
	2019	1,625,000	—	524,234	—	1,195,517	4,786,053	53,269	8,184,073
Jacob M. Maas	2021	620,000	—	375,323	—	496,000	19,511	10,752	1,521,586
Executive Vice President
Nicole M. Maddrey	2021	615,000	—	320,096	—	492,000	73,647	9,526	1,510,269
Senior Vice President, General Counsel and Secretary	2020	553,500	—	—	—	816,165	214,523	8,650	1,592,838
	2019	575,000	—	319,655	—	214,962	197,603	8,360	1,315,580

1.

Amounts in this column represent base salary earned for each of the named executive officers. In 2020, in response to the potential impacts of the COVID-19 pandemic on the business of the Company, each of the Company’s named executive officers took a voluntary reduction in their annual base salary effective April 1, 2020. Those reductions ranged from 20% to 50% of the executive officer’s annual base salary and were restored in the fourth quarter of 2020 following improved clarity of the impact of the pandemic on the Company’s business and annual performance.

2.

The amounts shown in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718 and reflect the grant date fair value of stock and option grants made through the close of the 2021 fiscal year, rather than amounts paid to or realized by the named executive officers. There can be no assurance that the amounts calculated will be realized, and amounts realized could ultimately exceed the amounts calculated. See Note 14 of Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K, filed on February 25, 2022, for a discussion of the assumptions used in valuation of the stock and option awards.

3.

Amounts in this column for 2021 represent payments under the 2021 annual bonus plan. In the case for Mr. Rosen, the amount in this column for 2021 represents payments under the 2021 annual bonus plan and Kaplan’s long-term incentive plan as follows: $2,456,889 in annual bonus, $538,957 in Kaplan’s long-term incentive plan. Amounts in this column for 2020 represent payments under the 2020 annual bonus plan, Kaplan’s long-term incentive plan and the 2017–2020 Performance Unit Plan as follows: Mr. O’Shaughnessy, $552,331 in annual bonus,$1,270,000 in Performance Units; Mr. Cooney, $228,297 in annual bonus, $825,500 in Performance Units; Mr. Rosen, $299,179 in annual bonus, $1,328,631 in Kaplan’s long-term incentive plan; Ms. Maddrey, $181,165 in annual bonus, $635,000 in Performance Units. Amounts in this column for 2019 represent payments under the 2019 annual bonus plan.

4.	There were no above-market or preferential earnings on compensation deferred on a non-tax-qualified basis, and therefore, no such earnings are reflected in the amounts shown in this column.

Benefits were assumed to commence at the age when benefits under the SERP are first unreduced, or the age when benefits under the Retirement Plan for Graham Holdings Company (the “Retirement Plan”) are first unreduced if the named executive officer does not have a SERP benefit, and were discounted to the date as of which they were determined (either 12/31/2021, 12/31/2020 or 12/31/2019). Assumed benefit commencement ages are shown below, rounded to the nearest age:

O’Shaughnessy:	age 65
Cooney:	age 64 (will be eligible for unreduced benefits under the Rule of 90*)
Rosen:	age 61 (is currently eligible for unreduced benefits under the Rule of 90*)
Maddrey:	age 65
Maas:	age 65

*	Age plus service is greater than 90, with age at least 55

Changes in the present value of benefits in 2021 are attributable to the Retirement Plan and the corresponding benefit under the SERP are as follows: Mr. O’Shaughnessy–$19,561 Retirement Plan; Mr. Cooney–$104,382 Retirement Plan; Mr. Maas–$19,511 Retirement Plan; Mr. Rosen–$18,074 Retirement Plan; and Ms. Maddrey–$73,647 Retirement Plan. Negative changes in Pension Value were excluded from this column which for Mr. Rosen was $(1,262,788) SERP. The values of accumulated plan benefits were determined using a discount rate of 2.90% at 12/31/2021, 2.50% at 12/31/2020 and 3.30% at 12/31/2019, with PRI-2012 Fully Generational Mortality Table for males and females using Scale MP-2021 with a 90% white-collar and 10% blue-collar blend (100% white-collar for Nonqualified benefits) at 12/31/2021. Additionally, PRI-2012 Fully Generational Mortality Table for males and females (white-collar specific for Nonqualified benefits) using Scale MP-2020 at 12/31/2020 and PRI-2012 Fully Generational Mortality table for males and females (white-collar specific for Nonqualified benefits) using Scale MP-2019 at 12/31/2019 were used. In addition, 50% of the benefit accumulated under the qualified Graham Schedule is valued as a lump-sum, and 50% valued as an annuity payable for life. It is also assumed that benefits under the Cash Balance and Secure Retirement Account Schedules are assumed to be taken as a lump sum with a 90% probability and an annuity with a 10%

probability. At 12/31/2021, the annuity was converted into a lump-sum value using the 2022 PPA combined unisex mortality for single-sum payments and interest rates of 0.66% for payments in the first 5 years, 2.50% for payments in years 5 through 20 and 3.12% for years thereafter. At 12/31/2020, the annuity was converted into a lump-sum value using the 2022 PPA combined unisex mortality for single-sum payments and interest rates of 0.52% for payments in the first 5 years, 2.22% for payments in years 5 through 20 and 3.03% for years thereafter. At 12/31/2019, the annuity was converted into a lump-sum value using the 2020 PPA combined unisex mortality for single-sum payments and interest rates of 2.09% for payments in the first 5 years, 3.00% for payments in years 5 through 20 and 3.61% for years thereafter.

5.	For 2021, the amounts shown include the information detailed in the following table:

ALL OTHER COMPENSATION

Name (a)	Perquisites ($) (b)	401(k) Company Contributions ($) (c)	SERP Company Contributions ($) (d)	Restricted Stock Dividends ($) (e)[1]	Individual Deferred Compensation Arrangement (f)	Total ($) (g)
Timothy J. O’Shaughnessy	—	2,900	—	—	—	2,900
Wallace R. Cooney	—	2,900	—	7,852	—	10,752
Andrew S. Rosen	—	2,900	40,050	8,335	—	51,285
Jacob M. Maas	—	2,900	—	7,852	—	10,752
Nicole M. Maddrey	—	2,900	—	6,626	—	9,526

1.

The amounts represent dividends attributable to Company stock granted under the Company’s Legacy Plan that are not included in the grant date fair value of such restricted stock awards reported in column (e) of the Summary Compensation Table.

The following table provides information on awards made under the Legacy Plan to each of the named executive officers in 2021. Awards granted to the named executive officers under the Legacy Plan in 2021 include annual incentive awards, performance units and restricted stock awards.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Non-Equity Incentive Plan Awards: Number of Units or Other Rights (#) (c)	Threshold ($) (d)	Target ($) (e)	Max ($) (f)	Threshold ($) (g)	Target ($) (h)	Max ($) (i)	All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/ share) (l)	Closing Price on Date of Grant for Option Awards if Different ($) (m)	Grant Date Fair Value of Stock and Option Awards (n)
Timothy J. O’Shaughnessy
Annual Incentive[1]	—	—	375,000	750,000	1,500,000	—	—	—	—	—	—	—	—
Performance Units[2]	—	12,000	60,000	1,200,000	2,400,000	—	—	—	—	—	—	—	—
Wallace R. Cooney
Annual Incentive[1]	—	—	155,000	310,000	620,000	—	—	—	—	—	—	—	—
Performance Units[2]	—	6,500	32,500	650,000	1,300,000	—	—	—	—	—	—	—	—
Restricted Stock[3]	1/4/2021	—	—	—	—	—	—	—	700	—	—	—	375,323
Andrew S. Rosen
Annual Incentive[1]	—	—	631,443	1,625,000	3,110,250	—	—	—	—	—	—	—	—
Restricted Stock[3]	1/4/2021	—	—	—	—	—	—	—	560	—	—	—	300,258
Jacob M. Maas
Annual Incentive[1]	—	—	124,000	248,000	496,000	—	—	—	—	—	—	—	—
Performance Units[2]	—	5,000	25,000	500,000	1,000,000	—	—	—	—	—	—	—	—
Restricted Stock[3]	1/4/2021	—	—	—	—	—	—	—	700	—	—	—	375,323
Nicole M. Maddrey
Annual Incentive[1]	—	—	123,000	246,000	492,000	—	—	—	—	—	—	—	—
Performance Units[2]	—	5,000	25,000	500,000	1,000,000	—	—	—	—	—	—	—	—
Restricted Stock[3]	1/4/2021	—	—	—	—	—	—	—	597	—	—	—	320,096

1.

Amounts shown are the threshold, target and maximum payouts under the annual bonus component of the Legacy Plan. The Committee sets the performance-based goals for purposes of the annual incentive awards to be paid for fiscal year 2021. The amount in column (d) represents the minimum payment level, which is 50% of the target; in the case for Mr. Rosen, it is 39%. The amount shown in column (f) represents the maximum payout level, which is 200% of the target; in the case for Mr. Rosen, it is 191% of the target. In the event that the threshold performance level with respect to the performance goals set by the Committee (i.e., 80% of the target performance goal; in the case of Mr. Rosen, for the Kaplan component, 65% of enterprise operating income target performance goal, 90% of enterprise revenue target performance goal, 33% of Kaplan Languages Group operating income target performance goal and 67% of Weeks Sold target performance goal) is not attained, no amount would be paid.

2.

These grants represent Performance Units granted as part of a four-year award cycle. The Committee has set the performance-based goals for these grants, which are to be paid in fiscal year 2025. The amount in column (d) represents the minimum payout per unit, which is $5.00 per unit. The amount shown in column (e) represents the target value of each unit, which is $100 per unit, and the amount in column (f) represents the maximum payout per unit, which is $200 per unit. In the event that the goals set by the Committee for these grants are not attained, no amount will be paid.

3.

These grants represent shares of restricted stock. These awards will vest on January 2, 2025. Grant date fair value calculated using the average of high and low prices of a share of the Company’s Class B Common stock as of January 4, 2021 ($536.18)

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND

GRANTS OF PLAN-BASED AWARDS TABLE

The following describes material features of the compensation disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Employment Agreements. As described in “Compensation Discussion and Analysis: Employment Agreements and Severance Packages,” each of Messrs. O’Shaughnessy and Rosen entered into employment agreements with the Company in

2014 that provide for annual base salaries of $750,000 and $1,625,000, respectively, and a discretionary annual cash incentive bonus target of 100% of base salary. Mr. Maas entered into an employment agreement with the Company in 2015 that initially provided for an annual base salary of $450,000 and a discretionary annual cash incentive bonus target of 30% of base salary.

Annual Bonus/Incentive Awards. The Summary Compensation Table and Grants of Plan-Based Awards table provide information regarding the annual bonus or incentive awards granted to the named executive officers in 2021. See “Compensation Discussion and Analysis: Performance-Based Incentive Compensation–Annual Bonuses” for additional information regarding the terms of these awards.

Restricted Stock. The Summary Compensation Table reflects the fair value of the restricted stock awards made in 2019 and 2021 on the date of grant. Restricted stock generally vests four years from the date of grant, subject to continued employment.

Performance Units. The Summary Compensation Table includes amounts earned for Performance Units granted under the 2017–2020 award cycle. The Committee sets the performance-based goals for the grants at the beginning of each four-year award cycle. For additional information regarding the Performance Units, see “Compensation Discussion and Analysis: Performance-Based Incentive Compensation–Performance Units.”

Stock Options. The value of stock option awards shown in the Summary Compensation Table represents the grant date value of the options granted to Mr. O’Shaughnessy in 2020 under the Legacy Plan. The award was granted at an option price that was calculated by increasing the closing price on the grant date by a growth rate equal to the U.S. 10 Year Treasury note yield on the date of grant, compounded over 10 years. The options generally vest over a six-year period from the date of grant and are exercisable for 10 years from the date of grant.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock held by the Company’s named executive officers on December 31, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards [1]					Stock Awards [2]
Name (a)	Number of Securities Underlying Unexercised Options: Exercisable (#) (b)	Number of Securities Underlying Unexercised Options: Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Timothy J. O’Shaughnessy	12,876	64,382	—	426.86	9/10/2030	—	—	—	—
	77,258	—	—	719.15	11/3/2024	—	—	—	—
	22,742	—	—	872.01	11/12/2025	—	—	—	—
Wallace R. Cooney	1,332	668	—	845.72	4/1/2027	1,300	818,779	—	—
Andrew S. Rosen	—	—	—	—	—	1,380	869,165	—	—
Jacob M. Maas	2,000	—	—	804.80	10/26/2025	1,300	818,779	—	—
Nicole M. Maddrey	—	—	—	—	—	1,097	690,924	—	—

1.

Mr. O’Shaughnessy received a special new-hire option grant, an option grant in connection with his promotion to Chief Executive Officer and an option grant in 2020 that vest ratably over a six-year period. Mr. Cooney received an option grant in connection with his promotion to Chief Financial Officer and Mr. Maas received a special new-hire option grant; both grants vest ratably over a six-year period. The number of securities underlying options and the exercise price of each option granted prior to the Cable ONE spin-off were adjusted in connection with the Cable ONE spin-off in order to preserve the intrinsic value of the award. The following are the vesting dates of outstanding options granted to the named executive officers:

	Number of Options	Year 1 Vest Date		Year 6 Vest Date	Vested at 12/31/21	Unvested
Timothy J. O’Shaughnessy	77,258	9/10/2021	to	9/10/2026	12,876	64,382
	77,258	11/3/2015	to	11/3/2020	77,258	—
	22,742	11/12/2016	to	11/12/2021	22,742	—
Wallace R. Cooney	2,000	4/1/2018	to	4/1/2023	1,332	668
Jacob M. Maas	2,000	10/26/2016	to	10/26/2021	2,000	—

2.

Stock Awards have been granted in the form of restricted stock under the Company’s Legacy Plan as of December 31, 2021. All of the awards listed below vest 100% at the end of the relevant award cycle. The following are the vesting dates of the grants to the named executive officers:

	Number of Shares	Vest Date
Wallace R. Cooney	700	1/2/2025
	600	1/3/2023
Andrew S. Rosen	560	1/2/2025
	820	1/3/2023
Jacob M. Maas	700	1/2/2025
	600	1/3/2023
Nicole M. Maddrey	597	1/2/2025
	500	1/3/2023

3.	Calculated using the closing price of a share of the Company’s Class B Common Stock as of December 31, 2021 ($629.83).

The following table shows the number of Class B shares acquired upon the vesting of stock awards held by the named executive officers in fiscal year 2021 and the value realized upon such vesting.

OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Timothy J. O’Shaughnessy	—	—	—	—
Wallace R. Cooney	—	—	600	318,939
Andrew S. Rosen	—	—	1,000	531,565
Jacob M. Maas	—	—	400	212,626
Nicole M. Maddrey	—	—	500	265,783

PENSION BENEFITS

The Pension Benefits table includes information related to the Company’s funded and tax-qualified defined benefit plan, The Retirement Plan, as well as the associated unfunded and non-qualified supplemental executive retirement plan, the SERP. The Retirement Plan covers most employees of the Company and provides benefits that are based on formulas that take into account base salary and qualifying service. Such formulas are contained in individual affiliate benefits schedules, including the Graham Schedule, the Newsweek Schedule, the Kaplan Schedule and the Cash Balance Retirement Program (“CBRP”) and Secure Retirement Account (“SRA”) Schedules. Benefits under The Retirement Plan become vested after three years of service. All of the named executive officers are fully vested in their benefits under The Retirement Plan.

The SERP provides supplemental defined benefit retirement benefits that are calculated based on the formulas in The Retirement Plan, but include bonuses under the Legacy Plan, rather than just base salary, without regard to (i) the salary limitation applicable to tax-qualified plans ($290,000 in 2021) or (ii) the benefit limitation applicable to tax-qualified plans (currently $230,000 per year, commencing at age 65). The SERP provides benefits only to the extent that the benefit described above exceeds the benefit in The Retirement Plan.

Retirement Plan Benefits Under the Graham Schedule

Mr. Cooney, Mr. Rosen and Ms. Maddrey are participants in the Graham Schedule. Benefits payable under the Graham Schedule include the following, subject to the limitations on tax-qualified plans mentioned above:

•

An annual pension (payable one-twelfth each month) option equal to (a) 1.75% of the average annual salary for the 60-month period producing the highest average; multiplied by (b) years of credited service; reduced by (c) an offset to partially reflect Social Security benefits to the extent funded by the Company. The Social Security offset is calculated by multiplying “covered compensation” by the “offset percentage.” Covered compensation in this context is the average Social Security Taxable Wage Base over the 35-year period prior to the year in which a participant reaches Social Security retirement age. The offset percentage is a percentage ranging from 0.54% to 0.60% (depending on the year of the participant’s birth), multiplied by years of credited service (which was limited up to 30 years, until the plan was amended in 2011 to recognize credited service in excess of 30 years).

•	An annual Cash Pension Supplement equal to $200 multiplied by years of credited service.

•

A temporary Pre-Age 65 supplement of $2,075 per month payable until age 65 to certain eligible employees retiring at or after age 55 with 10 years of vesting service. This reflects an amendment made in 2018 increasing the supplement by $1,825 for certain eligible employees as of September 1, 2018. Employees not eligible for the increased supplement receive the plan’s existing Pre-Age 65 supplement of $250 per month. The change in the Pre-Age 65 supplement was made to help offset changes to the Company’s retiree medical plan.

Vested benefits under The Retirement Plan are generally payable in the form of a single life annuity or lump-sum (which was adopted in 2018 to permit certain eligible employees commencing a benefit on or after January 1, 2019, to elect a single, lump-sum payment). In addition, several optional forms are available that continue benefits to the employee’s spouse or beneficiary, with the monthly benefit amount reduced so that the resulting pension is actuarially equivalent to the single life annuity. The Retirement Plan’s normal retirement age is 65. The Graham Schedule provides a reduced benefit beginning at age 55. The reduction is a percentage based on age at retirement. For example, at age 55 with 10 years of service, the reduction is 60%; at age 58, the reduction is 26%. However, if the employee’s age plus years of service at retirement is at least 90 (the “Rule of 90”), then there is no reduction for early payment.

Retirement Plan Benefits Under the Newsweek Schedule

A portion of Mr. Rosen’s pension benefit was earned under the Newsweek Schedule. Vested benefits payable under this Schedule include the following, subject to the limitations on tax-qualified plans mentioned above:

•

An annual pension (payable one-twelfth each month) equal to 1.0% of the highest average compensation multiplied by years of credited service with Newsweek after 1982 (with a slightly different formula for service before 1983).

•	An annual Cash Pension Supplement equal to $150, multiplied by years of credited service (up to 30 years).

The Newsweek Schedule permits early retirement with full benefits at various combinations of age and service. Mr. Rosen became eligible for an unreduced early retirement benefit at age 60.

Retirement Plan Benefits Under the Kaplan CBRP Schedule

A portion of Mr. Rosen’s pension benefit is earned under the Kaplan CBRP Schedule. Under this Schedule, the employee has an account (expressed as a lump-sum amount, rather than as an annuity) that is credited with quarterly pay-based credits and interest credits. Pay-based credits vary from 2.25% of salary to 3.75% of salary, depending on years of service. Interest is credited on these accounts at the greater of 1.41% or 1% plus the average interest rate on one-year U.S. Treasury securities. Upon retirement, the employee may elect various forms of annuities that are actuarially equivalent to the accumulated account balance, or alternatively, may elect a lump-sum payment. Vested benefits are payable upon termination of employment at any age.

Retirement Plan Benefits Under the SRA Schedule

A portion of Mr. O’Shaughnessy’s, Mr. Cooney’s, Mr. Maas’, Mr. Rosen’s and Ms. Maddrey’s pension benefit is earned under the SRA Schedule. Under this Schedule, each employee has an account (expressed as a lump-sum amount, rather than as an annuity) that is credited with quarterly pay-based credits and interest credits. Pay-based credits vary from 6.72% to 9.45% for Mr. Cooney and Ms. Maddrey, and 3.20% to 4.50% for Mr. O’Shaughnessy, Mr. Maas and Mr. Rosen, depending on years of service. In 2018, the plan was amended to provide an increase of 0.50% (before the multiplier) to each pay-credit tier effective January 1, 2019. Interest is credited on these accounts at the greater of 1.41% or 1% plus the average interest rate on one-year U.S. Treasury securities. Upon retirement, the employee may elect various forms of annuities that are actuarially equivalent to the accumulated account balance, or, alternatively, may elect a lump-sum payment. Vested benefits are payable upon termination of employment at any age.

Retirement Plan Benefits Under the Graham CBRP Schedule

A portion of Mr. O’Shaughnessy’s and Mr. Maas’ pension benefit is earned under the Graham CBRP Schedule. Under this Schedule, each employee has an account (expressed as a lump-sum amount, rather than as an annuity) that is credited with quarterly pay-based credits and interest credits. Pay-based credits vary from 2.25% to 3.75%, depending on years of service. Interest is credited on these accounts at the greater of 1.41% or 1% plus the average interest rate on one-year U.S. Treasury securities. Upon retirement, the employee may elect various forms of annuities that are actuarially equivalent to the accumulated account balance, or, alternatively, may elect a lump-sum payment. Vested benefits are payable upon termination of employment at any age.

SERP Benefits

As explained above, the SERP, closed to new participants since December 2015, provides benefits to certain eligible employees (including Mr. Rosen) under the formulas outlined above, including bonuses in addition to salary, without regard to the limits on compensation and benefits, to the extent that the resulting total benefit exceeds the benefits payable under The Retirement Plan. Benefits under the SERP are paid at retirement or age 55, if later, and are payable either in the form of a life annuity or an actuarially equivalent optional form of benefit in The Retirement Plan, provided that any benefits otherwise payable before the first day of the seventh month following retirement will be withheld until such date. Benefits provided under the SRA Schedule of The Retirement Plan are not covered by the SERP.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years of Credited Service (c)[1]	Present Value of Accumulated Benefit ($) (d)[2]	Payments During Last FY ($) (e)
Timothy J. O’Shaughnessy	The Retirement Plan for Graham Holdings Company	7	105,552	—
	Total Pension Plan Benefits	7	105,552	—
Wallace R. Cooney	The Retirement Plan for Graham Holdings Company	20	1,477,320	—
	Total Pension Plan Benefits	20	1,477,320	—
Andrew S. Rosen	The Retirement Plan for Graham Holdings Company	35	659,731	—
	Graham Holdings Company Supplemental Executive Retirement Plan	35	31,409,404	—
	Total Pension Plan Benefits	35	32,069,135	—
Nicole M. Maddrey	The Retirement Plan for Graham Holdings Company	15	1,004,016	—
	Total Pension Plan Benefits	15	1,004,016	—
Jacob M. Maas	The Retirement Plan for Graham Holdings Company	6	89,945	—
	Total Pension Plan Benefits	6	89,945	—

1.

Data in this column represent the number of years of credited service earned by the named executive officer as of December 31, 2021. Mr. Rosen has prior service with Kaplan, Newsweek and Graham Holdings Company. All are included in this column.

2.

Amounts in this column represent the actuarial present value of the named executive officer’s accumulated benefits under the plan as of December 31, 2021. The benefits valued for Mr. O’Shaughnessy and Mr. Maas include benefits under the SRA and CBRP Schedules. The benefits valued for Mr. Rosen include the Graham Schedule, Newsweek Schedule, Kaplan Schedule, SRA Schedule and SERP amounts. The value of Mr. Rosen’s accumulated benefits in this column are based on the assumption that he terminates and retires immediately at December 31, 2021. The benefits valued for Mr. Cooney and Ms. Maddrey include the Graham Schedule and SRA Schedule.

The assumptions used in determining the present value of accumulated benefits are the PRI-2012 Fully Generational Mortality Table for males and females, using Scale MP-2021 with a 90% white Collar and 10% blue Collar blend (100% white-collar for Nonqualified benefits) and a discount rate of 2.90% at December 31, 2021. The benefits valued reflect service and earnings through December 31, 2021, and are valued as payable on the earliest date at which the SERP benefits are unreduced, or the earliest date at which The Retirement Plan benefits are unreduced if the named executive officer does not have a SERP benefit. There can be no assurance that the amounts listed in this column will ever be fully paid out to the applicable named executive officer. In addition, 50% of the benefits under the qualified Graham Schedule is valued as a lump sum and 50% as an annuity payable for life. It is also assumed that benefits under the Cash Balance and Secure Retirement Account Schedules will be taken as a lump sum with a 90% probability and an annuity with a 10% probability. The annuity was converted to a lump-sum value using the 2022 PPA combined unisex mortality for single-sum payments and interest rates of 0.66% for payments in the first five years, 2.50% for payments in years five through 20 and 3.12% for years thereafter.

NON-QUALIFIED DEFERRED COMPENSATION

The following table includes information related to the SERP and the Deferred Compensation Plan. Among the benefits provided under the SERP, closed to new participants since December 2015, is a supplemental defined contribution plan benefit wherein the Company provides a matching contribution percentage up to 4% of the participating executive’s base salary in excess of the annual covered compensation limit applied to qualified plan benefits ($290,000 in 2021). The executive is required to make contributions to the SERP in order to receive the applicable matching Company credit each year. The Deferred Compensation Plan, closed to new and existing participants since December 2015, provided an opportunity for participants to voluntarily defer the receipt of all or a portion of annual bonus and/or certain long-term cash awards made under the Legacy Plan. Elections to defer had to be filed in advance of earning such awards. Deferred amounts under both plans will earn investment credits in accordance with the participant’s elections from a choice of investment indexes. Amounts deferred under the SERP are payable on the first day of the seventh month following termination of service. Amounts deferred under the Deferred Compensation Plan are payable on the first business day of the seventh month following the date of separation from service or such other future date as specified by the participant at the time of election. Effective for deferrals made on or after January 1, 2014, amounts deferred under the Deferred Compensation Plan are payable no later than the first business day of the seventh month following the date of separation of service.

Name (a)	Executive Contributions in Last FY ($) (b)[1]	Registrant Contributions in Last FY ($) (c)[2]	Aggregate Earnings in Last FY ($) (d)[3]	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)[4]
Timothy J. O’Shaughnessy	—	—	—	—	—
Wallace R. Cooney	—	—	—	—	—
Andrew S. Rosen	40,050	40,050	1,111,553	—	7,732,404
Jacob M. Maas	—	—	—	—	—
Nicole M. Maddrey	—	—	—	—	—

1.	The amount in this column represents a contribution by Mr. Rosen of $40,050 to the SERP. It is included in the Salary column of the Summary Compensation Table.

2.	The amount in this column represents a Company contribution of $40,050 to the SERP for Mr. Rosen. It is included in the All Other Compensation column of the Summary Compensation Table.

3.

Amounts in this column represent investment gains to the SERP and to the Deferred Compensation Plan, based on Mr. Rosen’s investment elections as follows: $427,950 to the SERP and $683,603 to the Deferred Compensation Plan. These gains are not included in the Summary Compensation Table; the gains reflect market performance of investment indexes selected by Mr. Rosen.

4.

The amount in this column represents Mr. Rosen’s balances at December 31, 2021, for the SERP and the Deferred Compensation Plan as follows: $3,014,664 in the SERP and $4,717,740 in the Deferred Compensation Plan. An amount of $298,463 was reported as compensation in the Summary Compensation Table for years beginning 2017 (excluding 2021).

Potential Payments Upon Termination or Change in Control

General

The Company does not have any agreements with any of the named executive officers that provide payments in conjunction with a change in control. A description and quantification of the estimated dollar value of potential severance payments and other benefits that would be provided to the named executive officers (or, in the case of death, to their respective estates or beneficiaries) under the named executive officer’s respective letter or employment agreements, option award agreements and other individual arrangements following a termination of their employment is described below, assuming, in accordance with the SEC regulations, all relevant events occurred on December 31, 2021. For purposes of the valuations below, the price of Class B Common Stock (to which all applicable equity awards relate) is assumed to be $629.83, which was the closing share price on December 31, 2021.

Upon a termination of employment, each of Messrs. O’Shaughnessy, Cooney, Rosen, Maas and Ms. Maddrey would be entitled to pension and, in the case of Mr. Rosen, deferred compensation and SERP benefits in accordance with the terms of each plan in which they participate, as described above in “Executive Compensation: Pension Benefits” and “Executive Compensation: Non-Qualified Deferred Compensation.”

In addition, in the case of a termination by the Company other than for cause, Mr. O’Shaughnessy would be entitled to accelerated vesting of the next tranche of options that is scheduled to vest following such termination, as described above in “Compensation Disclosure and Analysis: Employment Agreements and Severance Packages.” Assuming a termination of employment as of December 31, 2021, Mr. O’Shaughnessy would be entitled to accelerated vesting of 12,876 stock options (representing a value of $2,613,442 based on their exercise price of $426.86 per share), subject to his signing of a release of claims in favor of the Company that has become irrevocable.

Under the terms of his option award agreement, in the case of a termination by the Company other than for cause, Mr. Cooney would be entitled to accelerated vesting of the next tranche of options that is scheduled to vest following such termination. Assuming a termination of employment as of December 31, 2021, Mr. Cooney would be entitled to accelerated vesting of 333 stock options (representing a value of $0, based on their exercise price of $845.72 per share), subject to his signing of a release of claims in favor of the Company that has become irrevocable.

In the case of a termination by the Company other than for cause, Mr. Rosen would be entitled to (1) accelerated vesting of a pro rata portion of his outstanding and unvested restricted stock, which, assuming a termination of employment as of December 31, 2021, would result in accelerated vesting of 755 shares of Company restricted stock (representing a value of $475,522) and (2) a severance payment of $3,500,000, payable in a lump sum on the 65th day following such termination in accordance with the terms of his employment agreement, in each case, as described above in “Executive Compensation: Employment Agreements and Severance Packages,” and subject to his signing a release of claims in favor of the Company that has become irrevocable.

Each of Messrs. O’Shaughnessy, Rosen and Maas are subject to restrictive covenants that apply following termination for any reason, as described above in “Executive Compensation: Employment Agreements and Severance Packages.”

Ratio of CEO Pay to Median Employee Pay

In the Company’s 2020 proxy statement, filed on March 26, 2020, the Company described the methodology it used to identify the median employee for 2019. In light of the fact that the Company’s pay demographics remain consistent with 2019 and 2020, the Company determined that there have been no changes that would result in a significant impact to its pay ratio disclosure. Therefore, in accordance with SEC regulation, for purposes of calculating the pay ratio in this proxy statement the Company elected to use the same median employee that was used to determine the pay ratio in its 2020 and 2021 proxy statements.

For 2021, the Company estimates that the ratio of CEO pay to median employee pay was 57:1. The median employee’s annual compensation in 2021 was $39,833. As reflected in the Summary Compensation Table, the 2021 annual total compensation of the Company’s CEO was 2,272,461. This ratio represents a reasonable estimate calculated in a manner consistent with SEC regulations.

AUDIT COMMITTEE REPORT

One of the standing committees of the Board of Directors of the Company is the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at https://www.ghco.com/corporate-governance. Currently, there are three non-employee members of the Board on the Audit Committee: Christopher C. Davis; Thomas S. Gayner, who serves as Chairman of the Audit Committee; and G. Richard Wagoner, Jr. Each Committee member is “independent” under the listing standards of the New York Stock Exchange. Specifically, the Board determined that none of the members of the Audit Committee (or any immediate family member) (i) had been employed by or affiliated with the Company within the past three years, (ii) received any compensation from the Company other than Director and Committee fees, (iii) is an employee of a company that makes payments to or receives payments from the Company in an amount that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the past three years or (iv) has a material relationship with the Company.

The Audit Committee has primary responsibility for assisting the Board in oversight of accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management; the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, performance and independence; the performance of the Company’s internal audit function; and the performance of the Company’s risk management, ethics and compliance programs.

Management has the primary responsibility for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the financial reporting process, including its disclosure controls and procedures and system of internal control over financial reporting. The Company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements and the Company’s internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. In this context, the Audit Committee’s responsibility is to monitor and review these processes, as well as the independence and performance of the Company’s auditor. In undertaking its monitoring and reviewing responsibilities, without independent verification, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America, and (ii) the representations of PricewaterhouseCoopers LLP included in their report on the Company’s financial statements.

The Audit Committee has reviewed and discussed the audited fiscal year 2021 financial statements with the Company’s management and matters related to the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee has also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the independence of such firm.

Based on such review and discussion and in reliance thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Thomas S. Gayner, Chairman

Christopher C. Davis

G. Richard Wagoner, Jr.

Policy for Preapproval of Audit and Permitted Non-audit Services

In 2021, the Audit Committee again reviewed and reauthorized its policies and procedures with regard to the preapproval of audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received preapproval, it will require specific preapproval by the Audit Committee. Any proposed services exceeding preapproved cost levels will require specific preapproval by the Audit Committee. The term of any preapproval is 12 months from the date of preapproval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review and preapprove the services that may be provided by the independent auditor without obtaining specific preapproval from the Chairman of the Audit Committee, as well as revise the list of preapproved services from time to time, based on subsequent determinations. All audit fees, audit-related fees, tax fees and all other fees were preapproved by the Audit Committee.

The Audit Committee will not delegate to management responsibilities to preapprove services performed by the independent auditor. The Audit Committee may delegate preapproval authority to one or more of its members. The annual audit services engagement terms and fees will be subject to the specific preapproval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant preapproval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the independent auditor.

The Audit Committee also believes that the independent auditor can provide tax services to the Company, such as tax compliance, tax planning and tax advice, without impairing such auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

The Audit Committee may grant preapproval of those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and would not impair the independence of the auditor. Preapproval fee levels for all such services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific preapproval by the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Chief Accounting Officer (or other designated officer) and must include a statement from that individual as to whether, in his or her view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

Auditor Fees

Audit Fees

PricewaterhouseCoopers LLP’s fees for the annual audit, statutory audits and reviews of financial statements included in the Company’s quarterly filings, including reimbursable expenses, were $4,919,000 in 2021 and $5,618,000 in 2020, which fees were reviewed and approved by the Audit Committee.

Tax Fees

PricewaterhouseCoopers LLP’s fees for tax compliance, tax advice and tax planning, including reimbursable expenses, were $280,000 in 2021 and $136,389 in 2020, which fees were reviewed and approved by the Audit Committee. These fees were primarily for federal, multi-state and international tax consulting, as well as tax due diligence and transaction analysis.

All Other Fees

PricewaterhouseCoopers LLP’s fees for other services, including a finance and accounting research tool provided by PricewaterhouseCoopers LLP, were $87,000 in 2021 and $11,000 in 2020, which fees were reviewed and approved by the Audit Committee.

Transactions with Related Persons, Promoters and Certain Control Persons

Mrs. Elizabeth G. Weymouth, the daughter of the late Mrs. Katharine Graham, the sister of Mr. Donald E. Graham and the mother of Katharine Weymouth, is employed as an Editor-at-Large of the Company’s publications and websites. In 2021, she received $300,000 in compensation. Mrs. Weymouth’s base salary for 2022 is $300,000.

The Audit Committee has adopted a written policy for approval of transactions between the Company and its related parties, including, Directors, Director nominees, executive officers, greater than 5% beneficial owners and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year and the related party has or will have a direct or indirect interest in the transaction. The policy provides that the Audit Committee review transactions subject to the policy and determine whether or not to approve or ratify these transactions.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the only matters that the Board of Directors expects to present to the Meeting are those discussed herein. If any other matter or matters are properly brought before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered accountant to audit and report on its financial statements for the fiscal year 2022. The same firm has acted as the Company’s independent accountant continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement that he or she may desire with respect to the Company’s financial statements for 2021 and the firm’s relationship with the Company and will be available to respond to appropriate questions from shareholders.

APPENDIX A

GRAHAM HOLDINGS COMPANY

2022 INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this 2022 Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company (as defined below) and its stockholders by providing employees and directors of the Company with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and success of the Company. The Plan is intended to replace the Prior Plan (as defined below), which expired pursuant to its terms on February 23, 2022. Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company.

“Applicable Exchange” means the New York Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Applicable Law” means legal requirements relating to the Plan under U.S. Federal and state corporate law, U.S. Federal and state securities law, the Code, the Applicable Exchange and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.

“Clawback Policy” shall have the meaning specified in Section 7(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof consisting of one or more Independent Directors, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Graham Holdings Company, a corporation organized under the laws of Delaware, together with any successor thereto.

“Covered Person” shall have the meaning set forth in Section 3(d).

“DSU” means a deferred share unit Award that is granted under Section 6(d) and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, but is not subject to vesting conditions, in accordance with the terms of the applicable Award Agreement.

“Effective Date” shall have the meaning specified in Section 10.

“Eligible Person” means any director or employee of the Company or its Affiliates who is selected by the Committee, the Board or their authorized designees from time to time in their sole discretion to receive an Award under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Expiration Date” shall have the meaning specified in Section 10.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the average of the high and low sales prices on such date or, if not so reported on such date, the immediately preceding business day of a Share as reported on the Applicable Exchange, or (ii) if not so reported, the average of the closing bid and ask prices on such date or, if not so reported for such date, on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee; provided, however, that the Committee may, in its sole discretion, choose to use any other price or prices (including a mean of such prices) of Shares as reported on the Applicable Exchange as determined by the Committee in its discretion, provided that, in the case of Options and SARs, such determination shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv). In the event there shall be no public market for the Shares on such date, the fair market value of the Shares shall be determined by the Committee in its sole discretion.

“Independent Director” means a member of the Board (a) who is not an employee of the Company or any Affiliate, and (b) who, at the time of acting, is a “non-employee director” within the meaning of Rule 16b-3.

“Non-Employee Director” means any non-employee member of the Board, but solely in his or her capacity as a member of the Board.

“Non-Employee Director Pay Limit” shall have the meaning set forth in Section 4(c).

“Option” means an option to purchase Shares from the Company that is granted under Section 6(b) of the Plan.

“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.

“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

“Plan” shall have the meaning specified in Section 1.

“Prior Plan” means the Graham Holdings Company 2012 Incentive Compensation Plan, as amended and restated from time to time.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of Class B Common Stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(d).

“Share Limit” shall have the meaning set forth in Section 4(a).

“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

“Substitute Awards” shall have the meaning specified in Section 4(e).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board. The members of the Committee shall be Independent Directors, unless otherwise determined by the Board.

(b) Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine all terms and conditions of Awards, (iii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. A Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director shall not be deemed to have had a termination of employment for purposes of the Plan. Decisions of the Committee shall be final, binding and conclusive on all parties.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-Laws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. Subject to the terms of Applicable Law, the Committee may delegate to one or more officers of the Company the authority to make grants of Awards to current and prospective Eligible Persons (other than Awards to be granted to Eligible Persons who are subject to Section 16 of the Exchange Act), and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority.

(f) Awards to Non-Employee Directors. The Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Non-Employee Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Subject to the Plan. (a) Share Limits. Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be issued pursuant to Awards shall be equal to 500,000 (the “Share Limit”).

(b) Share Usage. If, after the Effective Date, (A) any Award is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto, (B) any Award is settled other than wholly by issuance of Shares (including cash settlement) or (C) Shares are surrendered or tendered to the Company in payment of any taxes withheld in respect of an Award, then, in each such case, the number of Shares subject to such Award that were not issued, or were tendered or substituted, with respect to such Award shall not be treated as issued for purposes of reducing the Share Limit.

(c) Non-Employee Director Limit. No Non-Employee Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than (i) $1,000,000, in the case of any Non-Employee Director who also serves as the Chairman of the Board, and (ii) $750,000, in the case of any other Non-Employee Director (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Non-Employee Director Pay Limit”). Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a Non-Employee Director), will not be subject to the Non-Employee Director Pay Limit. Any such compensation that is deferred will be counted toward the Non-Employee Director Pay Limit for the year in which it was first earned, and not when paid or settled (if later).

(d) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including performance goals) applicable to such Award.

(ii) Subject to Section 4(d)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event (including a change in Applicable Law or accounting standards) affects the Shares, the Company, its Affiliates or the Company’s financial statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Awards relates (including through the assumption of such Award by another entity or substitution of such Award for an award issued by another entity), (Y) the Exercise Price, if applicable, with respect to such Award and (Z) the vesting terms (including performance goals) applicable to such Award, (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.

(e) Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(c). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit.

(f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.

SECTION 5. Eligibility. The Persons who shall be eligible to receive Awards under the Plan shall be those employees and directors selected by the Committee, the Board or their authorized designees from time to time, in their sole discretion, to be a Participant under the Plan.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs and DSUs, (v) Cash Incentive Awards, or (vi) other equity based or equity related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any performance criteria applicable thereto), which shall be set forth in the applicable Award Agreement.

(b) Options. (i) General. Each Option shall be a nonqualified stock option.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted).

(iii) Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion, through any other method (or combination of methods) approved by the Committee.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment or notice, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be an Eligible Person.

(c) SARs.

(i) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(ii) Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.

(iii) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment or notice, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be an Eligible Person.

(d) Restricted Shares and RSUs/DSUs.

(i) Restricted Shares. Each Restricted Share shall be a Share subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement.

(ii) RSUs/DSUs. Each RSU and DSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs and DSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.

(e) Cash Incentive Awards. The Committee shall determine the applicable performance criteria (if any) and other payment conditions with respect to each Cash Incentive Award. The Committee may, in its discretion, reduce or increase the amount of any payment otherwise to be made in connection with Cash Incentive Awards.

(f) Other Stock-Based Awards. The Committee shall have authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.

SECTION 7. General Award Terms.

(a) Dividends and Dividend Equivalents. Any Award (other than an Option, SAR or Cash Incentive Award) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.

(b) Recoupment of Awards. Awards shall be subject to the Company’s compensation recoupment policy as may be established or amended from time to time (the “Clawback Policy”) and the Company’s anti-hedging policy as may be established or amended from time to time. The Company may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

(c) Repricing. Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, award under any other equity- compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

SECTION 8. General Provisions. (a) Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the Applicable Laws of descent and distribution. No transfer by will or the laws of descent shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash,

Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code. Without limiting the generality of the foregoing, subject to the Committee’s prior approval, a Participant may satisfy, in whole or in part, such withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the Award, a number of Shares having a Fair Market Value equal to such withholding liability.

(d) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, or employee of the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until the date of the issuance of such shares on the books and records of the Company. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (excluding the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(d) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(h) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or the Plan or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(l) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(m) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

SECTION 9. Amendment and Termination. (a) Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Non-Employee Director Pay Limit (except for increases pursuant to an adjustment under Section 4(d)) , (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(c) being permitted without the approval of the Company’s stockholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided in the applicable Award Agreement except that, unless otherwise provided in any applicable Award Agreement, such an amendment may be made in order to comply with applicable law, tax rules, Applicable Exchange rules or accounting rules.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary except that, unless otherwise provided in any applicable Award Agreement, such an amendment may be made in order to comply with applicable law, tax rules, Applicable Exchange rules or accounting rules.

SECTION 10. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

Notice of

Annual Meeting

and

Proxy Statement

2022

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card — Class A Common qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors Recommends a vote FOR all nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01—Thomas S. Gayner 02—Donald E. Graham 03—Timothy J. O’Shaughnessy 04—G. Richard Wagoner, Jr. 05—Katharine Weymouth For Against Abstain For Against Abstain 2. Approval of the 2022 Incentive Compensation Plan 3. Advisory Vote to Approve 2021 Compensation Awarded to Named Executive Officers B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 5, 2022. The Proxy Statement and the Annual Report to Shareholders are available at www.GHCO.com. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Graham Holdings Company Graham Holdings Company Class B Common Stock Annual Meeting of Shareholders – May 5, 2022 Proxy Solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas, and Nicole M. Maddrey, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GRAHAM HOLDINGS COMPANY to be held on May 5, 2022, and at any adjournment thereof, and to vote on all other matters properly coming before said Meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card. Please vote, date and sign this proxy on the other side and return it promptly in the enclosed envelope. (Continued and to be voted on reverse side.)

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 5:00 p.m., Eastern Daylight Saving Time, on May 4, 2022. Online Go to www.investorvote.com or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card — Class B Common qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold For Withhold 01—Tony Allen 02—Christopher C. Davis 03—Anne M. Mulcahy For Against Abstain 2. Approval of the 2022 Incentive Compensation Plan B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 5, 2022. The Proxy Statement and the Annual Report to Shareholders are available at www.GHCO.com. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Graham Holdings Company Graham Holdings Company Class B Common Stock Annual Meeting of Shareholders – May 5, 2022 Proxy Solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas, and Nicole M. Maddrey, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GRAHAM HOLDINGS COMPANY to be held on May 5, 2022, and at any adjournment thereof, and to vote on all other matters properly coming before said Meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card. Please vote, date and sign this proxy on the other side and return it promptly in the enclosed envelope. (Continued and to be voted on reverse side.) TO CHANGE YOUR VOTE Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m., Eastern Daylight Saving Time on May 4, 2022 will be the one counted. You may also revoke your proxy by voting at the Annual Meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card — Class B Common qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold For Withhold 01—Tony Allen 02—Christopher C. Davis 03—Anne M. Mulcahy For Against Abstain 2. Approval of the 2022 Incentive Compensation Plan B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 5, 2022. The Proxy Statement and the Annual Report to Shareholders are available at www.GHCO.com. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Graham Holdings Company Graham Holdings Company Class B Common Stock Annual Meeting of Shareholders – May 5, 2022 Proxy Solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy J. O’Shaughnessy, Wallace R. Cooney, Jacob M. Maas, and Nicole M. Maddrey, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GRAHAM HOLDINGS COMPANY to be held on May 5, 2022, and at any adjournment thereof, and to vote on all other matters properly coming before said Meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card. Please vote, date and sign this proxy on the other side and return it promptly in the enclosed envelope. (Continued and to be voted on reverse side.)

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Voting directions submitted by Internet or telephone must be received by 11:00 p.m., Eastern Daylight Saving Time, on May 2, 2022 for participants in the 401(k) savings plans listed on the reverse side of the proxy card with Graham Holdings Company common stock allocated to his or her savings plan account(s). Online Go to www.investorvote.com or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Voting Direction Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold For Withhold 01—Tony Allen 02—Christopher C. Davis 03—Anne M. Mulcahy For Against Abstain 2. Approval of the 2022 Incentive Compensation Plan B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Graham Holdings Company Proxy Voting Direction Card For 2022 Annual Meeting of Stockholders Vanguard Fiduciary Trust Company (Vanguard), as Trustee of the Savings Plan for Graham Holdings Company (formerly the Washington Post Tax Deferral and Savings Plan), the Kaplan, Inc. Tax Deferred Savings Plan for Salaried Employees, and the 401(k) Savings Plan for GHC Affiliates (collectively, the “Plans”) is directed to vote the shares of Graham Holdings Company (Company) common stock allocated to my account(s) in the Plan(s) listed above in which I participate, at the Annual Meeting of Shareholders of the Company to be held on May 5, 2022, with respect to the election of directors and at any adjournments or postponements. Vanguard will vote in accordance with the directions indicated on this card. If no voting direction is received or if this proxy direction card is returned unsigned, the shares allocated to my account(s) will be voted by Vanguard in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to the Employee Retirement Income Security Act (ERISA). Plan Participants are requested to mark, date and sign this card and return it promptly in the enclosed envelope. Please note that for Plan Participants, voting direction must be received no later than 11:00 p.m. Eastern Daylight Saving Time, on May 2, 2022, which is earlier than the time at which votes must be received for shares held outside of the Plans. To vote by Internet or telephone, see instructions on the reverse side. This proxy is solicited on behalf of the Company’s Board of Directors.